UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Consent Solicitation Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Blount International, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 20, 2014
TO THE STOCKHOLDERS OF BLOUNT INTERNATIONAL, INC.:
The Annual Meeting of Stockholders of Blount International, Inc. (the “Corporation”) will be held at 10:00 A.M. P.D.T, on Friday, June 20, 2014, in the Cottonwood room at the Corporation's offices at 3901 SE Naef Road, Milwaukie, Oregon, 97267, for the following purposes:

1.	To elect a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified;

2.	To approve an advisory vote on executive compensation;

3.	To consider and act upon a proposal to approve the Blount International, Inc. 2014 Equity Incentive Plan;

4.	To consider and act upon a proposal to ratify the appointment of KPMG, LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2014; and

5.	To transact such other business as may properly come before the Annual Meeting of Stockholders to be held on June 20, 2014, or any adjournment thereof (the “Meeting”).
The Board of Directors has fixed the close of business on April 29, 2014, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.
TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ALTERNATIVELY, YOU MAY VOTE ONLINE AT www.investorvote.com.

By Order of the Board of Directors,

/s/ CHAD E. PAULSON ______________________________
CHAD E. PAULSON
Vice President, General Counsel and Secretary
4909 SE International Way
Portland, OR 97222
May 21, 2014
The Proxy Statement and Annual Report to Stockholders are available at:
http://www.shareholdermaterial.com/blount/

BLOUNT INTERNATIONAL, INC.
4909 SE International Way
Portland, Oregon 97222
503-653-8881
PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
to be held
June 20, 2014
This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the “Board”) of Blount International, Inc., a Delaware corporation, of your proxy for use at the Meeting, or at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about May 21, 2014.
Shares represented by each properly signed proxy on the accompanying form received by the Corporation in time to permit its use at the Meeting will be voted at the Meeting. Alternatively, you may also register your vote online at www.investorvote.com. However, you may revoke your proxy at any time prior to the actual voting thereof by giving notice in writing to the Secretary of the Corporation or by voting a subsequently dated proxy. If a specification is made, the shares will be voted in accordance with the specification. Generally, if a proxy is signed but no specification is made on the proxy, the shares represented by the proxy will be voted as recommended by the Board. However, if your shares are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your broker how to vote with respect to Proposals 1, 2 and 3, your broker may not vote with respect to any of such Proposals. Proposal 4 is considered a routine matter, and therefore your broker has discretion to vote your shares on Proposal 4. The presence of a stockholder at the Meeting does not revoke his or her proxy; however, at the Meeting, there will be an opportunity for a stockholder in attendance to revoke his or her proxy and vote in person if he or she so requests.
VOTING SECURITIES
Record Date and Vote Required
The Board has fixed the close of business on April 29, 2014, as the record date for determining stockholders entitled to notice of and to vote at the Meeting. Holders of shares of the Corporation’s single class of common stock as of the record date are entitled to vote at the Meeting by proxy or in person. As of such date, the Corporation had 49,844,750 shares issued, 382,380 shares held in treasury and 49,462,370 shares outstanding. There are no cumulative voting or preemptive rights.
The holders of common stock are entitled to one vote per share to elect the Directors and are entitled to one vote per share with respect to any other matter properly presented at the Meeting.
Directors are elected by the affirmative vote of a plurality of the votes cast in the election. The affirmative vote of a majority of the shares cast is required to approve Proposal 3, and any other proposal properly presented at the Meeting. With respect to Proposal 2, advisory approval of the compensation of each Executive Officer named in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”), an affirmative vote of the majority of the shares present at the Meeting is required, and although the vote will not be binding on the Corporation, the Compensation Committee will take the voting results into consideration when making future decisions regarding the compensation of the Corporation’s Named Executive Officers.

PRINCIPAL STOCKHOLDERS
To the best knowledge of the Corporation, the following table sets forth information concerning: (a) beneficial ownership of common stock of the Corporation by (i) stockholders who beneficially own 5% or more of the Corporation’s common stock,* (ii) each Director nominee, (iii) each Named Executive Officer and (iv) all Director nominees and Executive Officers of the Corporation as a group. No Director or Executive Officer has pledged as security any shares. Except as otherwise indicated, all beneficial ownership stated in the table represents sole voting and investment power.

	Name and Address of Beneficial Owners	Shares Beneficially Owned (1)	Beneficial Ownership Within 60 Days (2)	Percent of Outstanding Shares
(a)(i)	Holders of more than 5% of common stock (other than Director nominees and Executive Officers named in the Summary Compensation Table)

	Fidelity Management & Research Company 82 Devonshire Street Boston, MA 02109	7,403,649	—	14.97%
	P2 Capital Partners, LLC 590 Madison Avenue New York, NY 10022	7,374,203	—	14.91%
	12 West Capital Management, LP 90 Park Avenue New York, NY 10016	3,494,819	—	7.07%
	BlackRock Institutional Trust Company 400 Howard Street San Francisco, CA 94105	2,924,409	—	5.91%
	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,916,112	—	5.90%
	Parnassus Investments 1 Market Street San Francisco, CA 94105	2,661,432	—	5.38%

(a)(ii)	Director Nominees
	Robert E. Beasley, Jr.	3,579	3,579	**
	Ronald Cami	13,146	13,146	**
	Andrew C. Clarke	8,081	7,081	**
	Joshua L. Collins	952,061	—	1.92%
	Nelda J. Connors	3,597	3,597	**
	E. Daniel James	26,436	26,436	**
	Harold E. Layman	25,534	25,473	**
	Daniel J. Obringer	—	—	**
	David W. Willmott	220,305	—	**

(a)(iii)	Named Executive Officers (other than Mr. Collins and Mr. Willmott)
	Calvin E. Jenness	165,639	—	**
	Kenneth O. Saito	163,353	—	**
	Gerald D. Johnson	—	—	**

(a)(iv)	All Director nominees and Executive Officers as a group (18 Persons)	1,753,730	79,312	3.55%

(*)
The holdings of the stockholders who beneficially own 5% or more of the Corporation's common stock and the holdings of the Director nominees, Named Executive Officers and Executive Officers are based on filings with the United States Securities and Exchange Commission ("SEC") as of April 29, 2014.

(**)	Less than 1.0% of total shares.

(1)
Numbers in this column include Directors’ deferred stock and granted, fully-vested and exercisable (or will fully vest and be subject to settlement or exercisable within a 60-day period) equity awards, including Stock Appreciation Rights (“SARs”), options and Restricted Stock Units (“RSUs”). See footnote (2).

(2)
Under applicable rules of the SEC, beneficial ownership by principal stockholders, directors and executive officers of certain types of instruments that can be converted into shares of common stock within 60 days from the date of this Proxy Statement are required to be included in this table.

PROPOSAL 1 – ELECTION OF DIRECTORS
The Bylaws of the Corporation presently provide that the number of Directors that constitutes the whole Board be fixed from time to time by a vote of a majority of the whole Board. The full Board currently consists of nine (9) Members.
Each Director to be elected shall hold office until the next Annual Meeting of Stockholders of the Corporation or until his or her successor is elected and qualified or until his or her resignation or removal. Should any nominee fail to accept election, it is expected that the Board will cast all proxies received by it, as appropriate, in favor of the election of such other person for the office of Director as the Board may recommend. The Board has no reason to believe that any of the nominees will fail to accept election as a Director. There were no arrangements or understandings between any Director and any other person pursuant to which such Director was or is to be selected as a Director.
DIRECTOR NOMINEES’ BIOGRAPHICAL INFORMATION
The following biographical information is furnished with respect to each nominee for election as Director at the Meeting:
ROBERT E. BEASLEY, JR., Age 68
Director since January 1, 2010; Lead Director since December 2011; Chairman of the Nominating & Corporate Governance Committee from July 2010 to April 2013; Member of the Nominating & Corporate Governance Committee from January 2010 to April 2013; Member of the Audit Committee since December 7, 2011; Chairman and Member of the Compensation Committee since April 2013.
Former Chairman, President and CEO of Hunter Fan Company of Memphis, Tennessee, a privately-held manufacturer of consumer and commercial ceiling fans and other consumer products, from 1991 until his retirement in 2007. Formerly, President of Hunter Fan Division from 1989 to 1991. Prior to that, Vice President of Marketing-Consumer Electronics for North American Philips Corporation of New York, New York, a publicly-held manufacturer and marketer of consumer, commercial and industrial products, from 1986 to 1989. Vice President of Marketing for Philips’ Norelco Consumer Products from 1982 to 1986.
Mr. Beasley has served on the Board of Directors of Hunter Fan Company from 2007 to present.
Mr. Beasley is an “independent” Director under applicable New York Stock Exchange (“NYSE”) and SEC rules and regulations.
For the following reasons, the Board concluded that Mr. Beasley should serve as a Director of the Corporation in light of the Corporation’s business and structure. An important part of the Corporation’s business involves products that are consumer-oriented and sold, among other channels, through “Big Box” retail centers or through full-servicing dealers. Mr. Beasley has served the Hunter Fan Company for nearly 20 years, most of which in the capacity as Chief Executive Officer. He continues to serve on the Board of the Hunter Fan Company, which makes consumer and commercial ceiling fans and other consumer home products, the major channel of distribution for which is “Big Box” retail outlets.
While at the Hunter Fan Company, Mr. Beasley also had extensive experience with off-shore sourcing and manufacturing, including extensively from China, an important fit with the Corporation’s interest in (1) producing chain, bar and accessories at its facility in China, (2) procuring important components and finished products for several different product lines, including lawn and garden accessories, farm and agriculture and concrete-cutting and construction components, and (3) dealing with growing Chinese competition in the chain and bar lines. Mr. Beasley’s 34-plus years as a marketer of consumer durables aligns with the Corporation’s primary products, as well as with its proposed new product development.
RONALD CAMI, Age 47
Director since October 2010; Member of the Nominating & Corporate Governance Committee since April 2013.
Mr. Cami has been a Partner and General Counsel of the investment firm TPG since June 2010. Mr. Cami was a partner at Cravath, Swaine & Moore LLP in New York City from 2001 until June 2010, where his law practice was focused on mergers and acquisitions, leveraged transactions and general corporate and board advice. During his tenure at Cravath, which began in 1994, Mr. Cami was the Corporation’s principal outside counsel from August 1999 until June 2010. Mr. Cami received his undergraduate degree from Harvard University and his law degree from Rutgers School of Law.
Mr. Cami is an “independent” Director under applicable NYSE and SEC rules and regulations.
For the following reasons, the Board concluded that Mr. Cami should serve as a Director of the Corporation in light of the Corporation’s business and structure. Mr. Cami brings a strong record of public corporation representation at the highest levels, and has gained key knowledge of the legal and compliance requirements that companies of similar size and scope as the Corporation face. He has gained a unique understanding of the Corporation and its legal structure by acting as the Corporation’s primary outside counsel while at Cravath, Swaine & Moore. His knowledge of complex legal concepts, mergers and acquisitions and leveraged transactions provides an invaluable resource to the Board.
ANDREW C. CLARKE, Age 43
Director since May 2010; Chairman of the Audit Committee since February 2012; Member of the Audit Committee since May 2010; Member of the Compensation Committee since April 2013.
From 2006, President and Director, and CEO since 2007 until February 2013, of Panther Expedited Services, Inc. of Seville, Ohio, a premium logistics provider that focuses on the automotive, life sciences, governmental and manufacturing segments and that was controlled by Fenway Partners, a private equity firm, until the sale in 2012 to Arkansas Best Corporation. Previously, Senior Vice President, Chief Financial Officer, Treasurer and Investor Relations for Forward Air Corporation, a publicly-traded company, from 2001 to 2006, or its subsidiary, Logtech Corporation from 2000 to 2001, a diversified transportation services corporation. Before that, Mr. Clarke worked in investment banking, including from 1998 to 2000 with Deutsche Bank Alex Brown and from 1993 to 1996 with A.G. Edwards & Sons, Inc.
Mr. Clarke served on the Boards of Directors of Panther Expedited Services, Inc. from 2006 to 2012, Forward Air Corporation of Greenville, Tennessee, from 2001 to 2006 and of Pacer International, Inc., of Dublin, Ohio, a publicly-traded company engaged in third-party logistics services, from 2005 to August 2009. He served as Chairman of the Audit Committee and Member of the Compensation and Nominating & Corporate Governance Committees of Pacer. He also served on the Advisory Board of Competitive Cyclist, a web-based retailer to serious road and mountain bike enthusiasts, prior to its sale to Backcountry.com in 2011.
Mr. Clarke is an “independent” Director under applicable NYSE and SEC rules and regulations.
For the following reasons, the Board concluded that Mr. Clarke should serve as a Director of the Corporation in light of the Corporation’s business structure. Mr. Clarke has served as CEO of one company, as CFO of a publicly-traded company and as a Director of three companies. He qualifies as a “financial expert” as that term is defined under applicable SEC and NYSE rules and regulations, and he has chaired the Audit Committee of a publicly-traded company. He has led two firms from a one-product focus to a diversified outlook that, together with his merger and acquisition investment banking experiences at A.G. Edwards, will assist the Corporation in its stated goal to grow and expand its business lines. Finally, his experience with Internet sales systems, both at Logtech and at Competitive Cyclist, parallel the Corporation’s business-to-business Internet sales efforts for its product lines, especially its lawn and garden products.
JOSHUA L. COLLINS, Age 49
Director since January 2005; Chairman of the Board since May 2010; Member of the Compensation Committee from January 2005 to December 2005; Member of the Nominating & Corporate Governance Committee from January 2008 to December 18, 2009.
Elected the Corporation’s Chief Executive Officer in December 2009. As a result of becoming CEO, Mr. Collins, who continues as a Director, resigned from the Nominating & Corporate Governance Committee of the Board. Before that, Mr. Collins was elected President, Chief Operating Officer & CEO Designate as of October 19, 2009.
Previously, founder of Collins Willmott & Co. LLC, a private equity firm located in New York City, focused on providing growth capital to middle market companies in the industrial, consumer and energy sectors since January 2008; formerly, Principal of Lehman Brothers Merchant Banking from 2000 to January 2008, and Managing Director of Lehman Brothers Inc. from 2006 to January 2008; Senior Vice President of Lehman Brothers Inc. from 2003 to January 2008; joined Lehman Brothers Merchant Banking in 1996. Prior to joining Lehman Brothers, Mr. Collins served as an infantry officer and Captain in the United States Marine Corps.
Mr. Collins also serves as an observer member on the Board of Directors of Enduring Resources, LLC of Denver, Colorado, a private equity-backed producer of oil and natural gas. Formerly, Mr. Collins served on the Boards of Directors for Phoenix Brands LLC of Stamford, Connecticut; Evergreen Copyright Acquisitions, LLC of Nashville, Tennessee; Cross Group, Inc. of Houma, Louisiana; Superior Highwall Holding, Inc. of Beckley, West Virginia; Eagle Energy Partners I, LP of Houston, Texas; Pacific Energy Management, LLC (NYSE:PPX) of Long Beach California; and Mediterranean Resources, LLC of Austin, Texas. Mr. Collins was on the Compensation Committee of Cross Group, Inc. and was also involved in determining executive compensation for the other companies on whose boards he served, since these companies did not have compensation committees.

Mr. Collins left these boards in connection with his becoming CEO of the Corporation in order to devote more time to his new responsibilities.
Mr. Collins is not an “independent” Director under applicable NYSE and SEC rules and regulations.
For the following reasons, the Board concluded that Mr. Collins should serve as a Director of the Corporation in light of the Corporation’s business structure. Mr. Collins was selected as CEO of the Corporation after an extensive, comprehensive search because of his knowledge of the Corporation and its business. Mr. Collins gained knowledge of the Corporation by working with the Corporation as a member of the Lehman Brothers’ team that, in 1999, consummated a merger of the Corporation and a subsidiary of Lehman Brothers Merchant Banking Partners II, L.P. and a recapitalization of the Corporation’s stock into a single class of shares (the “Merger and Recapitalization”). Mr. Collins has served as a Director of the Corporation since 2005. Mr. Collins’ extensive experience in engaging in mergers and acquisitions and financial transactions; the energy and vision he brings to the job to increase the value of the business through both organic growth and making related acquisitions; and his experience on boards of directors of companies for which he participated as a private equity investor whose goal it was to increase stockholder and other investor value, is invaluable. Mr. Collins’ knowledge of finance, of the valuation of businesses and of capital markets makes him a valuable addition. He has been instrumental in assisting with the Corporation’s equity and public debt security offerings, negotiating credit agreements and acquisitions or divestitures, as well as possessing a keen insight into foreign currency exchange matters, which is of vital importance to the Corporation with respect to the relationship of the United States dollar to the Canadian dollar and Brazilian real on the production side and to the European Union euro on the sales and marketing side.
In addition, as shown above, Mr. Collins has had extensive experience as a director and investor in entrepreneurial firms in a wide range of industries.
NELDA J. CONNORS, Age 48
Director since March 2012; Member of the Audit Committee since April 2013.
Since August 2011, Chairwoman and Founder of Pine Grove Holdings, LLC, a Delaware company that provides advisory services to private equity firms and investment firms and limited investments to small and mid-sized businesses. From August 2008 through June 2011, she was President and CEO of Tyco International, Electric & Metal Products Division (renamed Atkore International in 2010), of Illinois, a global producer of electrical steel conduit, mechanical and structural steel and fence and fire production products. Prior to joining Tyco, she was Vice President of Eaton Corporation, the diversified power management company, from 2002 until 2008 where she held a number of international management roles, which included nearly four years based in Shanghai, China. Prior to Eaton, Ms. Connors was an executive in the automotive industry for Ford Motor Company, Chrysler and Mogami Denki (a Toyota supplier). Ms. Connors holds a B.S. and M.S. in mechanical engineering from the University of Dayton.
Ms. Connors serves on the Boards of Directors of Boston Scientific, of Natick, Massachusetts, Vesuvius plc, of London, England, Echo Global Logistics, of Chicago, Illinois and as a Class B Director for the Federal Reserve Bank of Chicago.
Ms. Connors is an “independent” Director under applicable NYSE and SEC rules and regulations.
For the following reasons, the Board concluded that Ms. Connors should serve as a Director of the Corporation in light of the Corporation’s business structure. Ms. Connors has served as CEO of one company, and on the Board of a publicly-traded company. She has international experience, studying in Japan and being employed in Japan, Germany and China. Ms. Connors also has experience with manufacturing processes, having implemented Continuous Improvement projects utilizing both Lean Manufacturing principles and Six Sigma tools. Ms. Connor’s experience and expertise will be valuable to the Corporation’s global strategy and to the manufacturing processes for both the “FLAG” (Forestry, Lawn and Garden) and “FRAG” (Farm, Ranch and Agriculture) segments.
E. DANIEL JAMES, Age 49
Director since August 1999; Member of the Executive Committee from August 1999 to that committee’s termination in March 2010; Member of the Audit Committee from 1999 to February 2003; Member of the Compensation Committee from 1999 to December 2005 and again since February 2008; Member of the Nominating & Corporate Governance Committee from July 2010 to April 2013.
Founder, Partner and Head of North America for Trilantic Capital Partners, successor to Lehman Brothers Merchant Banking, from April 2009; previously, Principal of Lehman Brothers Merchant Banking and a Managing Director of Lehman Brothers Inc., New York, New York from April 2000. Prior to that, Mr. James was Senior Vice President from 1996. Mr. James had been with

Lehman Brothers Inc. since June 1988. Prior to joining the Merchant Banking Group in 1996, Mr. James served in the Mergers and Acquisitions Group from 1990 and the Financial Institutions Group from 1988.
Mr. James formerly served on the Boards of Directors for Phoenix Brands LLC of Stamford, Connecticut from 2005 to 2012; Flagstone Reinsurance Holdings, S.A. of Luxembourg from 2006 to 2012, and Delos Insurance Company of New York, New York, from 2006 to 2011.
Mr. James is an “independent” Director under applicable NYSE and SEC rules and regulations.
For the following reasons, the Board concluded that Mr. James should serve as a Director of the Corporation in light of the Corporation’s business and structure. Mr. James’ experience as a merchant investment banker; one of the architects of analyzing, negotiating and consummating the Merger and Recapitalization in 1999 on behalf of Lehman Brothers; his knowledge of the Corporation as representative of the controlling stockholder from 1999 to 2004; his Board experience for over eleven years; and his acute analytic abilities concerning public markets, including public equity and debt offerings, senior credit agreements and mergers, acquisitions and divestitures, all of which are important to the viability and growth of the Corporation over time, have served the Corporation, its stockholders and the Board well. Because of the nature of Mr. James’ position as a founder, principal and Head of North America for Trilantic Capital Partners, a private equity investment firm and successor to the Merchant Banking side of Lehman Brothers, Mr. James is able to offer cross-segment comparisons to other markets, lines of businesses and industries, to go along with his insight into the Corporation’s businesses.
HAROLD E. LAYMAN, Age 67
Director since August 1999; Chairman of Compensation Committee from July 2010 to April 2013; Member of the Audit Committee from 2007 to July 2010; Member of the Executive Committee from March 2001 to August 2002; Chairman and Member of the Nominating & Corporate Governance Committee since April 2013.
Former President of River Bend Management Group of Florida, LLC, an operator of golf courses, located in Ormond Beach, Florida. Former President and Chief Executive Officer of the Corporation from March 2001 to August 16, 2002; President and Chief Operating Officer from February 2000; Executive Vice President – Finance Operations and Chief Financial Officer from February 1997 and Senior Vice President and Chief Financial Officer of the Corporation from January 1993. Prior to 1993, Mr. Layman served as Senior Vice President – Finance and Administration and was a member of the Executive Committee of VME Group, N.V., in The Hague, Netherlands, a manufacturer of automotive components and industrial equipment, from September 1988.
Mr. Layman also serves on the Boards of Directors of GrafTech International Ltd. of Parma, Ohio and Infinity Property & Casualty Corp. of Birmingham, Alabama. Mr. Layman serves as a member of the Audit Committee of GrafTech International and serves as Chairman of the Compensation Committee and as a member of the Nominating & Corporate Governance Committee of Infinity Property and Casualty. Formerly, Mr. Layman served on the Board of Grant Prideco, Inc. of Houston, Texas until its sale to National Oilwell Varco, Inc. in 2008. He chaired the Audit Committee of Grant Prideco.
Mr. Layman is an “independent” Director under applicable NYSE and SEC rules and regulations.
For the following reasons, the Board concluded that Mr. Layman should serve as a Director of the Corporation in light of the Corporation’s business and structure. Mr. Layman had served the Corporation as an Executive Officer for nine years, two as President and CEO, and has served for 14 years as a Director of the Corporation. He is one of several of the Corporation’s Directors who has served as a CEO of a major public corporation. Mr. Layman’s financial background, operational responsibilities and international business acumen are all valuable tools in helping the Board guide the Corporation in its endeavors. Mr. Layman provides a very effective “bridge” across the various transformations that have taken place at the Corporation since the 1990’s. His service on three other public boards and his positions as chairman or member of these other companies’ Audit, Compensation and Nominating & Corporate Governance Committees provide a good reference point and resource for the Board.
DANIEL J. OBRINGER, Age 66
Director since April 2014.
Since January 3, 2014, Advisor to the President of Echo Incorporated of Lake Zurich, Illinois, a worldwide leader in the development and manufacture of professional-grade, hand-held outdoor power equipment for both the commercial and homeowner markets, and the largest subsidiary of Yamabiko Corporation of Japan. Formerly CEO, President and Director of Echo Incorporated from 2008 to 2014 and prior to that Senior Vice President of Finance and Administration of Echo Incorporated from 1995.
.

Mr. Obringer served on the Board of Directors of Echo Incorporated, a private company and subsidiary of Yamabiko Corporation, which is publically traded in Japan, from 2008 to 2014.
Mr. Obringer is an “independent” Director under applicable NYSE and SEC rules and regulations.
For the following reasons, the Board concluded that Mr. Obringer should serve as a Director of the Corporation in light of the Corporation’s business and structure. Echo Incorporated is a leader in the design, manufacturing, and marketing of outdoor power equipment, including chainsaws, brush cutters and hedge trimmers, in markets and channels that are substantially similar to the Corporation. As Chief Executive Officer and President of Echo Incorporated, Mr. Obringer will bring and apply his extensive knowledge of Echo Incorporated’s markets, customers and channels. Mr. Obringer has served Echo Incorporated for over 18 years, over five (5) years as the Chief Executive Officer and has experience with strategic planning, logistics, mergers and acquisitions, international business and finance (including auditing). Mr. Obringer’s experience with the Corporation’s markets, customers and channels, along with his financial acumen will provide valuable guidance, insight and direction for the Corporation.
DAVID A. WILLMOTT, Age 44
Director since March 2012.
Mr. Willmott was elected the Corporation’s President and Chief Operating Officer on March 10, 2011. Previously, from December 14, 2009, he served as Senior Vice President – Corporate Development & Strategy. Previously, founder of Collins Willmott & Co. LLC, a private equity firm located in New York City, focused on providing growth capital to middle market companies in the industrial, consumer and energy sectors, since January 2008; formerly, Principal of Lehman Brothers Merchant Banking, from 2000 to 2008, and Managing Director of Lehman Brothers Inc. from 2007 to 2008; joined Lehman Brothers Merchant Banking in 1997. Prior to joining Lehman Brothers, Mr. Willmott was an investment banker with Merrill Lynch & Co. from 1992 to 1995.
Mr. Willmott formerly served on the Boards of Directors of Evergreen Copyright Acquisitions, LLC of Nashville, Tennessee; Cross Group, Inc. of Houma, Louisiana; Superior Highwall Holding, Inc. of Beckley, West Virginia; Hunter Fan Company of Memphis, Tennessee; and CP Kelco ApS of Chicago, Illinois. Mr. Willmott is a former Chairman of the Board of Directors of Hunter Fan Company.
Mr. Willmott is not an “independent” Director under applicable NYSE and SEC rules and regulations.
For the following reasons, the Board concluded that Mr. Willmott should serve as a Director of the Corporation in light of the Corporation’s business and structure. Mr. Willmott’s experience in evaluating, formulating and executing strategic initiatives; experience engaging in mergers and acquisitions and financial transactions; the energy and vision he brings to the Corporation to increase the value of the business through both organic growth and making related acquisitions; and his experience on boards of directors of companies for which he participated as a private equity investor whose goal it was to increase stockholder and other investor value, is invaluable. Mr. Willmott’s broad knowledge of strategy, marketing, operations and corporate finance makes him well qualified to serve as a Director of the Corporation. In addition, as shown above, Mr. Willmott’s leadership and experience will be valuable to the Corporation’s strategic growth initiative.
Separation or Combination of Chairman and CEO Positions
Mr. Beasley has served as Lead Director since December 7, 2011, alongside Mr. Collins, who has served as the Corporation’s Chairman of the Board since May 2010 and as its CEO since December 2009.
The Board has no specific policy requiring the separation of the offices of Chairman of the Board and CEO; however, as outlined below, the Board sees merit in combining the posts but the Board also recognizes the reasons for separation of duties. The Board believes, however, that in the event that the Chairmanship and CEO position are combined, there should also be a Lead Director who is independent from management. The guidelines on this issue are set forth in the Corporate Governance Guidelines as summarized as follows:
“Lead Director
The Board believes that if the Chairmanship and CEO position are combined, there should also be a Lead Director who is independent from management. The Lead Director is elected by the Board. The Lead Director shall be an "independent” Director, as that term is used under applicable NYSE and SEC rules or regulations. The Lead Director shall act as a liaison between the Chairman and the independent Directors, and shall preside at all meetings at which the Chairman is not present. The Lead Director has the authority to convene and chair meetings of the independent Directors without management's participation and to raise matters with management or individual senior officers on behalf of the Board as he or she deems appropriate. In addition, the Lead Director, on behalf of the independent Directors, shall have the power and authority to engage the services of special counsel or other experts as he or she determines appropriate.”

The primary rationale for separating the offices of Chairman and CEO is one of providing certain corporate governance checks and balances. The primary reason for combining the two offices is one of communication and integration of the Corporation’s plans and strategies between the CEO and the Board. The Board feels that, given the Corporation’s strong policies on corporate governance and the requirement for a Lead Director who is independent from management during any time the Chairman and CEO posts are combined, either system is acceptable and that the decision should be based on the specific facts and circumstances. Because of the current business strategy of the Corporation, the Board determined it was in the best interests of the Corporation to have Mr. Collins continue to serve as Chairman and as CEO and to have Mr. Beasley serve as Lead Director.
THE BOARD AND ITS COMMITTEES
The property, affairs and business of the Corporation are managed under the direction of the Board. The Board has standing Audit, Compensation and Nominating & Corporate Governance Committees, the principal functions of each are described below. The current membership is summarized in the table below:

"C" Chairperson	"X" Member
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert E. Beasley, Jr.	X	C
Ronald Cami			X
Andrew C. Clarke	C	X
Joshua L. Collins
Nelda J. Connors	X
E. Daniel James		X
Harold E. Layman			C
Daniel J. Obringer
David A. Willmott
The Board has determined that Mr. Beasley, Mr. Cami, Mr. Clarke, Ms. Connors, Mr. James, Mr. Layman and Mr. Obringer have no “material relationship,” as that term is defined under applicable SEC and NYSE standards, with the Corporation, either directly or indirectly. The basis for this determination is the review of the applicable criteria by the Board and the review of questionnaires each Director-nominee submitted to the Secretary of the Corporation and the Nominating & Corporate Governance Committee.
The only relationships that these seven Directors have with the Corporation are based upon (i) the receipt of customary Director compensation for their service on the Board, which applies to all seven; (ii) the ownership of stock in the Corporation, which applies to six of seven; (iii) the receipt of retirement benefits in the ordinary course from the Corporation’s qualified pension plan and the receipt of allocated units of common stock in the Corporation as part of the participation in the Blount 401(k) Retirement Profit Sharing Plus Plan, a 401(k) plan, which applies solely to Mr. Layman in his capacity as a former employee; or (iv) an affiliation with an organization that on occasion had provided services to or purchased products from the Corporation but none of which is “material” under applicable SEC and NYSE rules and regulations, which applies to three of the seven. The nature of all of these types of relationships is deemed not to be “material” under applicable rules and regulations.
During the year ended December 31, 2013, the Board held five (5) regular meetings, one (1) special meeting and took action three (3) times by unanimous written consent in lieu of a meeting. Average attendance by Directors at Regular Board Meetings was 96% and 100% of Regular Committee meetings. No Director attended less than 86% of the Regular Board meeting. The non-management Directors meet in an executive session as a part of every Regular Board Meeting. The presiding director at those sessions is the Lead Director, when present.
Audit Committee – The Audit Committee consists of three members, all of whom are independent Directors. The functions of the Committee include: (i) approving annually the appointment of the Corporation’s independent registered public accounting firm; (ii) reviewing the professional services, proposed fees and independence of such independent registered public accounting firm; (iii) reviewing the annual audit plans of such independent registered public accounting firm; (iv) reviewing the annual audit plans for the internal audit function, whether performed by an in-house staff, outsourcing arrangement or combination of both; (v) monitoring the activities of the independent registered public accounting firm and the internal audit function; and (vi) reporting on such activities to the Board. The Committee held four (4) regular meetings and no special meeting(s) during 2013. The current members of the Committee are Mr. Beasley, Mr. Clarke and Ms. Connors. Mr. Clarke serves as Chairman of the Committee.
Compensation Committee – The Compensation Committee consists of three members, all of whom are independent Directors. The functions of the Committee include: (i) approving compensation philosophy and guidelines for the Corporation’s executive employees; (ii) establishing a total compensation range for the Chief Executive Officer and appraising the performance of that Officer on a timely basis; (iii) approving salaries and changes in salaries for the other Executive Officers of the Corporation and such other executives as the Committee may deem appropriate; (iv) approving the participants, annual financial or other targets and amounts to be paid under the Corporation’s Executive Management Annual Incentive Plan (“EMAIP”); (v) reviewing and recommending to the Board any new executive incentive plans for equity awards, or additions to or revisions in existing plans, and approving any equity awards granted under any such plans; (vi) reviewing from time to time the Corporation’s management resources and executive personnel selection, development, planning and succession processes; and (vii) reporting on all such activities to the Board. The Committee held one (1) regular meeting and no special meeting during 2013. The current Members of the Committee are Messrs. Beasley, Clarke and James. Mr. Beasley serves as Chairman of the Committee.
Nominating & Corporate Governance Committee – The Nominating & Corporate Governance Committee consists of two Members, all of whom are independent Directors. This Committee serves as the principal corporate governance and strategic planning arm of the full Board. The Committee identifies individuals qualified as a matter of background, achievement and leadership to become Board members and recommends candidates for election. The Committee held three (3) regular meetings and no special meetings during 2013. The current Members of the Committee are Messrs. Cami and Layman. Mr. Layman serves as Chairman of the Committee.
All of the Corporation's Committee Charters (Nominating & Corporate Governance Committee, Compensation Committee and the Audit Committee), along with other Governance documents such as Corporate Code of Ethics for the Chief Executive Officer, Chief Financial Officer, and financial reporting and control personnel and the Corporation’s Corporate Governance Guidelines are posted on the Corporation’s website at www.blount.com, under the Corporate Governance tab in the Investor Relations section.
CRITERIA FOR NOMINATING DIRECTOR CANDIDATES
Prospective nominees are considered based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the qualifications and standards established by the Nominating & Corporate Governance Committee. In identifying and recommending Board nominees, the Committee uses guidelines that it has developed with respect to qualifications for nominations to the Board and for continued membership on the Board.
If the Committee determines, in consultation with the full Board as appropriate, that additional inquiry is warranted, it may gather additional information about the prospective nominee’s background and experience. The Committee evaluates the prospective nominee against the qualifications and standards adopted by the Committee, including the following (the order is not necessarily meant to represent relative importance):

•
ability to meet regulatory requirements, including standard of “independence,” in accordance with NYSE, SEC and Internal Revenue Service regulations, as applicable, and as set forth in the Blount Corporate Governance Guidelines;

•	experience in relevant industries;

•	ability to represent the interests of the stockholders of the Corporation;

•	leadership and judgment acumen;

•	high personal and professional ethics, integrity and values;

•	contribution to the level of diversity of skills, backgrounds, geography, experience, gender and racial makeup of the Board;

•	relevant education, age and professional experience, including accounting and financial knowledge;

•	effectiveness of working with others;

•	ability to make necessary time commitment and ability to make constructive contribution to Board; and

•
if nominee is an incumbent, record of past performance (e.g., regularly attended Board and Committee meetings, kept informed about the Corporation and its businesses, participated in discussions at Board and Committee meetings and provided sound advice and counsel).

The Committee, in its judgment, also considers such other factors as it deems relevant, including the current composition of the Board, the need for specific functional expertise and the evaluations of other prospective nominees. Further, the Committee may, but is not required to, utilize third party firms to assist in the identification or screening of prospective candidates. The

Committee believes it is not appropriate to fix any specific minimum qualifications or minimum number of qualifications that a candidate must meet before such candidate may be recommended by the Committee. It believes that each individual candidacy should be evaluated as a whole, taking into account all of the circumstances of that candidacy.
In connection with this evaluation, the Committee determines whether one or more members of the Committee, and others as appropriate, will interview prospective nominees. After completing this evaluation and interview process, the Committee recommends to the full Board the person or persons to be nominated by the Board and the Board determines the nominees for election after considering the recommendation and report of the Committee.
Other factors considered relevant for membership on the Board are listed in the Charter for the Nominating & Corporate Governance Committee, as amended, and in the Corporation’s Corporate Governance Guidelines, both of which are posted at the Corporation’s website at www.blount.com.
NOMINATION OF CANDIDATES BY STOCKHOLDERS
The Nominating & Corporate Governance Committee will consider Director candidates recommended by stockholders. A stockholder who wishes to recommend a candidate for consideration by the Committee should submit his or her nomination to the Committee in accordance with the procedure set out in “Stockholders’ and Other Interested Parties’ Communications with the Board of Directors” below for communications with the Board, its Committees or a specific Director. Any such proposal should expressly refer to “Potential Candidate for Board Membership” as its subject, and should be addressed to the attention of the Secretary. Pursuant to the Corporation’s Bylaws, nominations brought by stockholders at an annual meeting are subject to certain notice requirements. Stockholders who wish to nominate directors are required to give notice to the Secretary of their nomination. Generally, this notice must be submitted between 90 days and 120 days prior to either the first anniversary of the preceding year’s annual meeting or the relevant stockholder meeting, as applicable. The notice must include certain specified information, including information on the stockholder’s interests in the Corporation, as well as the interests of the stockholder’s affiliates and associates and the interests of any nominees. If a stockholder fails to comply with the requirements of this advance notice section, then the stockholder’s nomination will be disregarded unless the Board determines to waive such noncompliance. The proposal should also contain relevant information concerning such candidate, including name, address, current principal occupation, professional background and such other information as is required to be disclosed in solicitations for proxies for the election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended. The process for identifying and evaluating candidates recommended by stockholders is the same as the process for identifying and evaluating candidates recommended by the Nominating & Corporate Governance Committee except that the current makeup of the Board and the existence or lack of a vacancy will be given greater weight, and the use of a third party service to assist in any review of the candidate is more likely, unless members of the Board have knowledge, personal or otherwise, of the individual nominated.
Regardless of the manner of nomination, all nominees to the Board are now required to complete a written questionnaire with respect to such nominee’s background and qualifications.

COMPENSATION OF DIRECTORS
Current Directors: Directors who are employees of the Corporation (or former employees receiving termination benefits) receive no compensation for their services as Directors. Employee Directors, of course, receive compensation in their respective capacities as employees of the Corporation, and all Directors receive reimbursement of travel and lodging expenses incurred in connection with their attendance at Board functions. The Corporation maintains its Non-Employee Directors’ Compensation Program (“Program”), pursuant to which Directors who are not employees of the Corporation are each eligible to receive a quarterly stipend of $12,500, plus $1,000 per quarter if they are Chairman of the Board (and not an employee of the Corporation) or Lead Director, $1,000 per quarter for each Board Committee they chair and $1,000 for each Board or Committee meeting they attend. In addition, a qualifying Director under the Program may choose to participate in certain health, dental and life insurance plans of the Corporation.
As part of the Program, the Corporation maintains a Non-Employee Director Deferred Stock Unit Plan (the “Director Deferred Plan”) that permits Directors eligible to participate in the Program to elect to receive all or a portion of their quarterly stipends, as well as chairman or lead director and meeting fees, in deferred stock units. This election must be made prior to the end of the previous calendar year or as soon as practical after a Director becomes eligible to participate in the Director Deferred Plan, and the deferred stock units must be received in stock upon the termination of service by the Director in a lump sum or in annual installments over a period of up to five years in accordance with the Director’s election when the Director commenced participation in the Director Deferred Plan. The number of deferred stock units attributable to any one Director are determined by dividing the portion of the total of the stipend and fees for one quarter selected by the Director for deferral under the Director Deferred Plan by the closing price per share for the Corporation’s common stock on the NYSE on the last trading day of the applicable calendar quarter. The resulting number represents the number of shares that the Corporation will then credit to the Director pursuant to the terms of the Director Deferred Plan. At the end of his or her term of service as a Director, the Director will receive a payment for the shares that have been credited to his or her account pursuant to the terms of the Director Deferred Plan. This form of compensation, with its delivery of shares in the future, aligns the interests of the Director with other stockholders.
NON-MANAGEMENT DIRECTORS’ COMPENSATION FOR 2013

Name of Director	Retainer/Fees Earned and Paid in Cash ($)	Retainer/Fees Earned and Paid in Common Stock ($) (1)	All Other Compensation ($) (2)	Total ($)
Robert E. Beasley, Jr.	34,500	34,500	69	69,069
Ronald Cami	—	56,000	69	56,069
Andrew C. Clarke	38,000	28,000	69	66,069
Nelda J. Connors	59,000	—	3,654	62,654
Thomas J. Fruechtel*	60,000	—	8,673	68,673
E. Daniel James	—	56,000	69	56,069
Harold E. Layman	63,000	—	69	63,069

*	Mr. Thomas J. Fruechtel resigned from the Board effective April 24, 2014

(1)	Amounts represent retainer or fees deferred during 2013 pursuant to the Director Deferred Plan described above.

(2)
Amounts refer to the premiums the Corporation pays for certain life insurance benefits, medical and dental coverage for Directors (but excludes the $3,960 the Corporation pays for Mr. Layman's retiree medical benefits, because it is unrelated to his service as a Director).

NON-MANAGEMENT DIRECTORS’ STOCK OWNERSHIP FOR 2013

Name of Director	Deferred Stock Owned	Other Stock Owned # of Shares	Blount Retirement Savings Plan, a 401(k) Plan	# of Shares Total
Robert. E. Beasley, Jr.	2,676	—	—	2,676
Ronald Cami	11,760	—	—	11,760
Andrew C. Clarke	6,430	1,000	—	7,430
Nelda J. Connors	2,862	—	—	2,862
Thomas. J. Fruechtel	10,783	9,300	—	20,083
E. Daniel James	25,050	—	—	25,050
Harold. E. Layman	25,473	—	61	25,534
RECOMMENDATION OF THE BOARD OF DIRECTORS:
THE BOARD INTENDS TO NOMINATE AND TO VOTE ALL PROXIES RECEIVED BY THE BOARD FOR THE ELECTION OF THE PERSONS NAMED ABOVE AS DIRECTORS OF THE CORPORATION EXCEPT TO THE EXTENT CONTRARY INSTRUCTIONS ARE SPECIFIED BY STOCKHOLDERS IN PROXIES RECEIVED OR VOTED IN PERSON AT THE MEETING.

AUDIT COMMITTEE DISCLOSURE
The Corporation has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. With respect to the independence of the Corporation’s Directors who serve on the Audit Committee, Andrew C. Clarke, Chairman, and Members Robert E. Beasley, Jr. and Nelda J. Connors, are all “independent” Directors, as defined by applicable rules and regulations of the SEC and NYSE.

The Board has determined that each of Mr. Beasley, Mr. Clarke and Ms. Connors qualifies as a “financial expert,” as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act. All of these Members have served as chief executive officers of publicly-traded or private companies in which capacity they supervised the chief financial officer function and all Members possess (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves; (iii) experience actively supervising one or more persons engaged in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of Audit Committee functions. No Member of the Audit Committee serves on the Audit Committee of more than two other public companies.
AUDIT COMMITTEE REPORT
The Audit Committee (1) reviewed and discussed the Corporation’s audited financial statements as of December 31, 2013 with management, (2) reviewed and discussed with the Independent Registered Public Accounting Firm matters required by the Statement on Auditing Standards No. 61, as amended, and (3) received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by the Public Company Accounting Oversight Board relating, among other things, to the Independent Registered Public Accounting Firm’s independence from management and the compatibility of the Independent Registered Public Accounting Firm performing non-audit services with its independence. Based upon these reviews and discussions, and recognizing (a) that management is primarily responsible for the Corporation’s systems of internal controls and financial reporting processes, and (b) that the Independent Registered Public Accounting Firm is responsible for the performance of an independent audit of the Corporation’s consolidated financial statements and of the effectiveness of internal controls over financial reporting in accordance with applicable Public Company Accounting Oversight Board standards and the issuance of a report thereon, the Audit Committee has approved (i) the inclusion of the Corporation’s audited financial statements and management’s report on internal controls in the SEC Annual Report on Form 10-K filed with the SEC on April 23, 2014, and (ii) the appointment of KPMG, LLP as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014, subject to ratification of that appointment by the stockholders at the Meeting.
In addition, on April 11, 2014, the Audit Committee, pursuant to the Corporation’s policy for pre-approval of non-audit services, approved the provision by KPMG, LLP of certain tax services; certain potential merger, acquisition or divestiture transactional services; and certain SEC-related consents, each a non-audit function, for the Corporation for the 2014 calendar year. With the approval of the Audit Committee, the internal audit function is performed by Moss Adams LLP through an outsourcing arrangement. In fulfilling the internal audit function, the engagement partner for Moss Adams reports directly to the Audit Committee and meets with the Committee at each Committee meeting, as do the representatives from the Independent Registered Public Accounting Firm, without management in attendance. The Corporation’s Audit and Non-Audit Service Pre-Approval Process is posted on the Corporation’s website at www.blount.com.
Audit Committee Members
Andrew C. Clarke, Chairman
Robert E. Beasley, Jr., Member
Nelda J. Connors, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
There were no relationships with respect to Compensation Committee interlocks and insider participation in compensation decisions during 2013.
COMPENSATION DISCUSSION AND ANALYSIS
In 2013, the Corporation held a stockholder advisory vote on the compensation of its Named Executive Officers, commonly referred to as a say-on-pay vote. The Corporation’s stockholders overwhelmingly approved the compensation of the Named Executive Officers with 99% of the stockholder votes cast in favor of the say-on-pay resolution. As the Compensation Committee evaluated its compensation policies and overall objectives for 2014, it took into consideration the strong support of the stockholders. As a result, the Compensation Committee decided to retain the general approach and structure of the Corporation’s executive compensation program, with an emphasis on the objectives described below. In the future, the Compensation Committee will continue to take the results of the annual say-on-pay vote into account.
Blount 2013 Performance
The Corporation's financial performance was below target for the 2013 year. Consolidated sales for the Corporation were $901 million, Earnings Before Interest, Taxes and Depreciation ("EBITDA") were $123 million and Free Cash Flow ("FCF") was $67.6 million. Please see the Corporation’s 2013 Annual Report for more information.
Overall Objectives of the Executive Compensation Program
The Corporation’s executive compensation program is designed to help the Corporation attract, motivate and retain high quality executives who create shareholder value. Toward that end, the compensation program attempts to provide:

•	Levels of compensation that are competitive in the markets and industries in which the Corporation competes for executive talent;

•	Incentive compensation that is aligned with the Corporation’s financial performance;

•	Incentive compensation that effectively rewards and recognizes individual performance;

•	A mix of incentive compensation that appropriately balances the Corporation’s short-term and long-term objectives; and

•	A compensation program that does not encourage excessive or unnecessary risk.

The Compensation Committee has developed and administers an executive pay program designed to meet the objectives described above. In designing and administering the program, the Corporation attempts to maintain an appropriate balance among these various objectives. The program currently consists of three principal components, each of which is designed to promote a specific behavioral focus and in turn provide specific benefits to the Corporation.

Program Component	Behavioral Focus	Specific Benefit to the Corporation
Base Salary Program	Reward individual performance and experience	Attracts and retains executive talent
Short-Term Non-Equity Incentive Compensation	Reward operational performance of the Corporation as a whole and individual business units and reward attainment of individual goals	Aligns employee interests with short-term corporate and business goals, and encourages and rewards attainment of individual performance goals
Long-Term Equity Incentive Program	Reward sustained performance toward long-term goals and behavior designed to enhance long-term stockholder value	Aligns individual interests with the long-term investment interests of stockholders

Executive Compensation Practices at a Glance:

WHAT WE DO	WHAT WE DO NOT DO
Pay for Performance: A significant portion of executive compensation is tied to our financial performance and/or the performance of our stock price	No Excise Tax Gross-Ups Upon Change in Control: All payments payable to NEOs are capped so that no “excess parachute payment” under Code Section 280G will be payable
Thoughtful Peer Group Analysis: The compensation committee reviews external market data when making compensation decisions and periodically reviews our peer group with our independent compensation consultant
No “Single Trigger” Cash Severance Payments: We do not have “single trigger” cash severance payments owing solely on account of the occurrence of a change of control event
Thorough Compensation Risk Assessment: The Compensation Committee conducts an annual assessment of the Corporation's executive and broad-based compensation programs to ensure prudent risk management	No Re-Pricing or Discounted Options / SARs: We do not re-price underwater awards and do not provide discounted stock options or stock appreciation rights
Independent Executive Compensation Consultant: The Compensation Committee works with an independent executive compensation consultant on matters surrounding executive pay and governance. The consultant provides no other services to Blount
No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses or uncapped incentives under our executive management annual incentive plan

2013 Pay Mix
The charts below show that the significant portion of target total direct compensation (salary, bonus and equity) is variable (or “at-risk”). “At-risk” pay is tied to the achievement of corporate and individual performance objectives or share price performance.
Providing Competitive Levels of Compensation
The Corporation attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with total compensation provided to executives who hold comparable positions or have similar qualifications, or both, in other organizations of similar size and scope as the Corporation.
Since 2011, the Corporation has engaged Pearl Meyer & Partners ("PM&P") to review its Executive Compensation. PM&P's work to date includes full Executive Compensation Reviews in 2011 and 2014, and monitoring of additional compensation trends and regulatory updates on an annual basis. Additionally, the Corporation periodically reviews each executive’s competitive level of compensation based on information drawn from a variety of sources, including proxy statements, and compensation surveys. Information from all of these sources is used in creating the basic structure of the Corporation’s program. The market data used in establishing the Corporation’s executive compensation levels reflects a blending of industrial machinery and related companies and general industry companies from surveys comparable to the Corporation’s size.
It should be noted that the value of an executive’s compensation package will vary significantly based on performance and area of responsibility. Thus, although the expected value of an executive’s compensation package will be competitive, its actual value can exceed or fall below competitive levels depending upon performance.

In 2014, the Corporation retained PM&P to update its 2011 Executive Compensation Review. PM&P identified the following thirteen comparable companies to analyze against the Corporation's current compensation: Actuant Corp.; Alamo Group, Inc.; Altra Industrial Motion Corp.; Astec Industries, Inc.; Briggs & Stratton Corp.; CIRCOR International, Inc.; Middleby Corp.; Mueller Water Products, Inc.; National Presto Industries, Inc.; NCI Building Systems Inc.; Simpson Manufacturing Co., Inc.; TriMas Corp.; and WattsWater Technologies, Inc. The comparative companies were selected through a review of the following characteristics:

•	Revenues and/or market capitalization that approximate the Corporation’s;

•	Industry of operation;

•	Status as a publicly traded company; and

•	Geographic similarities to the Corporation.

The benchmarked companies had an average median revenue of $1.1 billion compared to the Corporation’s revenue of $901 million for the fiscal year ended December 31, 2013.

Independence Assessment - Compensation Committee Consultant
In 2013 and 2014, as required by rules adopted by the Securities and Exchange Commission under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, PM&P continued to serve as the Compensation Committee’s independent compensation consultant after assessing the firm’s independence. The Compensation Committee determined that the engagement of PM&P does not raise any conflicts of interest or similar concerns.
Description of the Executive Compensation Program
This section describes the three principal elements of the Corporation’s executive compensation program: base salary, short-term non-equity incentive compensation and long-term equity incentive compensation.
Base Salary Program
The Compensation Committee believes it is crucial to provide competitive base salaries in order to attract and retain executive talent. The objective of the Corporation’s base salary program for executives is to provide base salaries that are competitive with the 50th percentile of the market or better for companies that are similar in size to the Corporation and operate in comparable industries. Actual base salary levels will vary from the objective based on each executive’s individual performance and experience. Thus, employees with higher levels of sustained performance will be paid correspondingly higher base salaries.
The Corporation’s executive base salary programs are benchmarked annually against salary surveys available to the general public or purchased through a human resource consulting practice. In certain years, the salary survey benchmarking process has been supplemented by a more robust Executive Compensation Review completed on behalf of the Compensation Committee by leading human resource consulting companies.

Each year, the Compensation Committee reviews annual base salaries based on the following four factors:

•	General levels of salary increases in the market supported by the annual benchmarking analysis;

•	The individual’s then existing pay;

•	Individual performance; and

•	The Corporation’s overall financial performance.

In February 2014, the Compensation Committee reviewed the salaries of the Named Executive Officers ("NEO's") with the salaries of comparable executive officers at the benchmarked companies and the Corporation’s compensation philosophy. After the review it was determined that the Company’s NEO’s were in line with the stated compensation philosophy with the exception of Mr. Jenness, whose salary was increased by 2.7% for 2014.
Short-Term Non-Equity Incentive Compensation: Executive Management Annual Incentive Plan (“EMAIP”) and Annual Incentive Plan ("AIP")
The Corporation has two Short-Term Non-Equity Incentive Compensation Plans, the Executive Management Annual Incentive Plan ("EMAIP"), in which the Named Executive Officers, Executive Officers and other key management personnel participate, and the Annual Incentive Plan ("AIP") for other management employees. No Named Executive Officer participates in both programs during the same time period. The EMAIP and AIP are designed to ensure that incentive compensation varies in a manner consistent with the financial performance of the Corporation and its various business units, and effectively rewards individual performance that contributes to the performance of the Corporation. The Corporation believes that these incentives ultimately enhance the financial performance of the Corporation. These plans provide for individual awards that are based on quantitative and qualitative assessments of performance, as well as individual awards that are tied to the Corporation’s overall performance and to the performance of the Corporation’s various business units.
Overview and General
The objectives of the EMAIP and AIP are to motivate and reward the accomplishment of annual corporate objectives, to encourage strong performance with individual awards based on contributions to business results, and to provide fully competitive compensation packages that will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, cash bonus awards were payable upon the achievement of specific business unit and individual performance objectives established for calendar year 2013.
Targeted bonus award levels are determined for eligible positions using data obtained from proxy statements, compensation surveys and, from time to time, independent compensation consultants. The target bonus levels reflect competitive market practices for comparable companies and are expressed as a percentage of the executive’s salary earned during the fiscal year. As noted above, however, the benchmarking process is a generalized market comparison, not a specific point-by-point comparison to a group of benchmarked companies.
Each year, the Compensation Committee sets target bonus levels for the participants in the EMAIP and determines financial performance measures for both the EMAIP and AIP for that fiscal year. For 2013, the financial targets consisted of operating income and cash flow, with the operating income target set at $125,800,000 and cash flow at $55,000,000. Actual financial performance compared to target financial performance determines an incentive pool for potential payment to the participants. The funding mechanism is based on financial results with 66.67% of the pool based on operating income results and 33.33% of the pool based on cash flow results. The actual amount funded in the pool is based on actual financial performance measured against target and determined on a linear spread from 80% to 120% corresponding to a payout amount of between 0% and 200% of target payouts under the EMAIP and between 0% and 150% of target payouts for the AIP. Performance below 80% of target results in no funding of the pool for that performance component.
EMAIP Performance Requirements and Funding Levels:

Operating Income (66.67%)			Cash Flow (33.33%)
% Achievement to Plan	Award Level	% of Target*	% Achievement to Plan	Award Level	% of Target*
120%	Maximum	200%	120%	Maximum	200%
100%	Target	100%	100%	Target	100%
< 80%	—	—	< 80%	—	—
*The % of Target will be interpolated between Threshold, Target, and Maximum, as applicable.
AIP Performance Requirements and Funding Levels:

Operating Income (66.67%)			Cash Flow (33.33%)
% Achievement to Plan	Award Level	% of Target*	% Achievement to Plan	Award Level	% of Target*
120%	Maximum	150%	120%	Maximum	150%
100%	Target	100%	100%	Target	100%
< 80%	—	—	< 80%	—	—
*The % of Target will be interpolated between Threshold, Target, and Maximum, as applicable.
As a result, the maximum funding is equal to 2.0x target bonus for EMAIP and 1.5x target bonus for AIP. The amount of funds available for payment of awards to executives under the EMAIP is governed by the financial performance of the Corporation for the recently completed fiscal year. To determine the funding for bonuses, an incentive pool is calculated from the sum of each participant's potential award based on the Corporation’s financial performance. Each participant's potential award is equal to: (his or her salary earned) multiplied by (his or her target percentage bonus) multiplied by (the Corporation’s performance factor). The Corporation’s performance factor represents the level of the actual financial results for operating income and cash flow compared to target financial results.
Upon determination of the pool amount, half of the total EMAIP incentive pool is awarded based on the Corporation’s or a participant's business unit’s financial performance, with each participant receiving 50% of their potential award based on such performance. The remaining half of the incentive pool is utilized to award participants for their achievement of Individual Performance Objectives (“IPOs”). Each EMAIP participant’s specific IPOs are determined and set forth in writing at the beginning of the fiscal year. The level of achievement of such objectives is evaluated at the end of the fiscal year, and the amount of the participant’s award related to IPO performance is then determined. A participant’s total incentive award cannot exceed 250% of their target bonus award. Minimum performance thresholds must be met to fund the incentive pool for Executive Officer participants.
2013 EMAIP Targets and Awards
For 2013, the Corporation’s key financial performance measures considered were the applicable operating income level (“Operating Income”) and specific cash flow formulation (“Cash Flow”). The target objectives were weighted 66.67% for Operating Income and 33.33% for Cash Flow. The award is determined based on the level of satisfaction of each target objective, with zero payable with respect to each target objective if the actual results are equal to or less than 80% of the target.
In 2013, the Corporation did not meet the 80% threshold Operating Income but exceeded the Cash Flow target at 122.2%. The following table describes those targets and performance against such targets:

Performance vs. Target

Financial Measure	Weighting	Target	Actual Performance	Index	Performance Factor (1)
Operating Income	66.67%	$125,800,000	$37,521,000	<80%	0.0%
Cash Flow	33.33%	$55,000,000	$67,600,000	122.2%	200%
			Weighted average Performance Factor		66.67%

(1)	Calculated on a linear spread from 80% threshold to 120% maximum. Performance factor is zero % at threshold, 100% at target and 200% at maximum.

Calculation of EMAIP Incentive Pool

Number of participants	30
Incentive at target	$3,484,000
X performance factor	x 66.67%
Incentive Pool	$2,323,000

The Corporation chooses not to disclose generally the performance targets for the business units because separate financial information is not publicly available for these units, and the Corporation believes that, as one of the few publicly-traded companies in these lines of business, disclosure of these financial goals, from which other financial information could be determined or extrapolated, would be an unfair competitive advantage for its competitors.

2013 EMAIP Awards Paid in March 2014
The Corporation awarded NEOs bonuses under the EMAIP as follows:

	Target Bonus as % of Compensation	Actual Bonus as % of Compensation	Amount Paid
Joshua L. Collins	100%	60%	$337,870
Calvin E. Jenness	50%	30%	$111,550
David A. Willmott	100%	60%	$299,000
Kenneth O. Saito	50%	30%	$109,135
Gerald D. Johnson	47%	30%	$91,380

Long-Term Equity Incentive Compensation
Overview and general
The grant levels for the Corporation’s long-term equity incentive awards are established by considering competitive market data, with an objective to provide grant levels between the 50th and 75th percentile of the competitive market for companies in comparable industries to the Corporation and similar in size to the Corporation. Determination of the grant levels is also based on the amount of shares available for such grants under the applicable plan. The Compensation Committee also considers a number of internal considerations in determining the awards, including the duties of each participant, their present and potential contributions to the success of the Corporation, historic equity awards and current value, the relative proportion of short-term and long-term incentives desired, internal equity of potential awards, the desirability of consistent opportunities among the management team, and such other factors as the Compensation Committee deems relevant. The choice of type of instrument for individual grantees is made by the Compensation Committee based on, among other factors, (i) the underlying pay and performance characteristics of the compensation vehicle contemplated; (ii) the individual’s position; (iii) the potential tax consequences to the Corporation and the individual; (iv) the applicable accounting treatment for the Corporation; and (v) the anticipated likely length of continued service, given the individual’s retirement eligibility or lack thereof.
The Corporation provides long-term incentives for employees through the 2006 Equity Plan by granting stock options, SARs, Restricted Stock Awards (“RSAs”) and RSUs. Stock options and SARs are granted with exercise prices at 100% of the fair market value of the stock on the date of grant. These awards only have value if the Corporation’s stock price increases after the date of grant, which aligns the recipient’s interests with the long-term investment interests of the Corporation’s stockholders. RSAs and RSUs represent the right to receive a share of stock in the future, usually subject to incremental vesting over a three-year period as well as a three-year restriction period. When the share representing the RSA or RSU is issued to the employee, its value is equal to the Corporation’s then current stock price and fluctuates accordingly.
It is the Corporation’s current policy to make a majority of grants under the 2006 Equity Plan as close as possible to the date of the February or March Compensation Committee meeting, as applicable, because it is the first meeting after the financial results for the completed fiscal year are known, and it coincides with the award of bonuses under the EMAIP and annual salary increases, if any. In addition, a small number of grants are made at other times throughout the year in connection with exceptional circumstances, such as special retention awards or merger and acquisition activities, or from an amount of pre-approved shares that are reserved and available to the CEO for grants to non-Executive Officers for purposes of hiring or rewarding promotions.
The Compensation Committee does not time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation. Similarly, it does not set the grant date of stock options or SARs to new executives in coordination with the release of material non-public information; instead, these grants generally have grant dates corresponding to the date of the February or March meeting, as applicable, or the next pre-selected off-cycle grant date.
The 2006 Equity Plan delivers incentives that align long-term participant and stockholder interests, links compensation to stockholder return and provides for express limits or prohibitions on the use of certain types of awards or practices (such as discounted options and option repricing absent prior stockholder approval). The Corporation is proposing to replace the 2006 Equity Plan with a new plan, the Blount International, Inc. 2014 Equity Incentive Plan ("2014 Plan").
Equity Awards in 2014
The Compensation Committee awarded 107 employees equity incentive awards on March 11, 2014 under the 2006 Equity Plan. The Compensation Committee determined that each NEO should receive long-term incentive grants based on a value equal to 150% of the executive’s EMAIP bonus percentage. Other employees and executives received long-term incentive grants that were generally based on a value equal to 50% to 150% of the individual’s bonus percentage. These amounts provide the participants with the desired balance between short-term and long-term incentive compensation. The amount of the award each recipient received as long-term incentive grants was through a combination of stock-settled SARs at 70% and RSUs at 30%. The 2014 awards represent 151,437 shares for the RSUs and 757,556 shares for the SARs. The exercise price for the SARs was $12.44 per share based on the closing sale price for the Corporation’s common stock on the NYSE on the grant date of March 11, 2014.
Both the SAR and RSU grants vest in 12 quarterly installments, with the first 1/12 of the total award vesting on July 1, 2014, followed by 1/12 on the first day of the calendar quarter thereafter on October 1, 2014, January 1, 2015, April 1, 2015 and so on until April 1, 2017, at which time the final 1/12 vest. Even though the RSUs vest in quarterly installments, except in the case of death, disability or a change in control of the Corporation, shares subject to the RSU grants are not delivered to the recipient until the final vesting date on April 1, 2017. Similarly, although the SARs vest in quarterly installments, they are generally not exercisable until the final vesting date. Generally, any SAR or RSU awards unvested on the date of the occurrence of any death, disability, retirement or other termination from employment will be forfeited.

The NEOs received equity awards in 2014 as follows:

	Number of RSUs	Number of SARs
Joshua L. Collins	20,438	102,238
Calvin E. Jenness	6,963	34,833
David A. Willmott	18,087	90,476
Kenneth O. Saito	—	—
Gerald D. Johnson	6,330	31,667
Perquisites and Other Benefits
Perquisites represent a small part of the Corporation’s overall compensation package. The perquisites and other personal benefits that are provided to senior management are reviewed annually. The primary ongoing perquisites are financial planning and tax preparation services; club memberships; an executive medical insurance plan providing reimbursement of certain out-of-pocket costs, including the co-pays, deductibles and other amounts in excess of the regular medical plan benefits; and payments to cover the tax liability to the executives for the imputed value of such benefits. With respect to each perquisite, the business need is evaluated. The Compensation Committee believes that by providing the aforementioned perquisites, it allows senior management to more fully focus on their corporate and individual work responsibilities. See the “All Other Compensation For 2013” table.
Considering Certain Tax Implications
To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee also considers the anticipated tax treatment to the Corporation and to the executives of various payments and benefits.
Section 162(m). Section 162(m) of the Internal Revenue Code (“Code”) provides that compensation in excess of $1 million paid for any year to a corporation’s chief executive officer and the three other highest paid executive officers (excluding the chief financial officer, if otherwise applicable) at the end of such year, which executives are referred to as “covered employees,” will not be deductible for federal income tax purposes unless: (i) the compensation qualifies as “performance-based compensation,” (ii) the Corporation has advised its stockholders of, and the stockholders have approved, the material terms of the performance goals under which the Corporation pays such compensation and (iii) under certain conditions, the stockholders have re-approved the material terms of the performance goals within the last five years. (See “Executive Compensation” below for a description of “Named Executive Officers,” as defined under applicable SEC rules and regulations, for comparison to “covered employee.”)
Mr. Collins is entitled to an annual salary of $565,000. Mr. Collins has also received grants of RSUs and is expected to receive additional grants of RSUs in the future. These RSUs do not qualify as performance-based compensation exempt from Section 162(m). Depending on the value of the stock at the time it is delivered to Mr. Collins (generally three years after the grant date), Mr. Collins’ compensation may exceed the Section 162(m) limit in a particular year. Based on compensation arrangements currently in place, the Committee does not reasonably anticipate that the compensation of any Executive Officer in 2014 will exceed the $1 million deductibility limitation of Section 162(m). The Committee attempts to retain the deductibility of compensation for the Corporation pursuant to Section 162(m), but reserves the right to provide non-deductible compensation if it determines that such action is in the best interests of the Corporation and its stockholders and is necessary to attract and retain highly competent key executives.
Section 280G. The Corporation provides the Named Executive Officers with employment agreements, which are discussed below under “Employment Agreements.” All of the employment agreements cap the payments payable to the NEOs so that no “excess parachute payment” under Code Section 280G will be payable.
Section 409A. Amounts that are deferred or which become vested under the Corporation’s nonqualified deferred compensation programs are subject to Code Section 409A, which governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of such deferred amounts and the ability subsequently to change the form and timing of payments. Code Section 409A imposes sanctions for failure to comply, including accelerated income inclusion, a 20% additional income tax and an interest penalty. The Corporation believes it has amended its plans and employment agreements as necessary to comply fully with the Code Section 409A requirements.

Risk Assessment of Compensation Programs
It is the Corporation’s policy to regularly monitor its compensation policies and practices to determine whether its risk management objectives are being met and to adjust those policies and practices where needed. The Board has overall responsibility for the oversight of compensation risk management at the Corporation, and receives input from executives and Members of the Compensation Committee. The Board reviews the design features, characteristics, performance metrics and approval mechanisms of total compensation for all employees at the Corporation, including salaries, incentive plans, bonuses, sales incentives, equity awards and performance awards to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on the Corporation. A general review of financial risks is undertaken at virtually every meeting of the Board. The Corporation’s compensation programs are designed to provide incentives to executives and other employees to achieve the Corporation’s long-term objectives without encouraging excessive risk taking, and to align compensation with the long-term interests of the stockholders. Compensation is reviewed on a yearly basis, and is subject to adjustment by the Compensation Committee based on the findings of such review.
The Board has determined that the Corporation’s compensation policies and programs do not encourage excessive and unnecessary risk taking because they are designed to encourage employees to remain focused on both the Corporation’s short and long-term objectives and financial goals, and are designed to align compensation with the long-term interests of the stockholders. The Board determined that the Corporation’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Corporation.
COMPENSATION COMMITTEE REPORT
The Members of the Compensation Committee, all of whom are independent Directors, have reviewed the Compensation Discussion and Analysis and discussed its content with management. Based on its review and the discussions with management, the Committee has recommended to the full Board that the Compensation Discussion and Analysis be incorporated by reference in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC and included in the 2014 Proxy Statement.

Compensation Committee Members
Robert E. Beasley, Jr., Chairman
Andrew C. Clarke, Member
E. Daniel James, Member

EXECUTIVE OFFICERS
The Executive Officers of the Corporation, in addition to Mr. Collins and Mr. Willmott, who are also Director nominees, as of April 29, 2014,* are:

Name	Office	Year First Elected to Such Office	Age
Mark V. Allred	Vice President – Corporate Controller	2007	56
David P. Gillrie	Senior Vice President – Global Sales & Marketing, FLAG	2014	47
Calvin E. Jenness	Senior Vice President and Chief Financial Officer	2002	58
Gerald D. Johnson	President, FRAG	2013	53
Cyrille B. Michel	Senior Vice President – European Operations	2011	56
David K. Parrish	Senior Vice President – Global Supply Chain	2013	56
Chad E. Paulson	Vice President, General Counsel and Secretary	2012	42
*Kenneth O. Saito, a Named Executive Officer, retired on December 31, 2013 and Andrew W. York, a former NEO, resigned effective April 4, 2014.
Each of these Executive Officers serves at the pleasure of the Board; however, the terms of any Executive Officer’s employment agreement control the rights and obligations attendant to any termination, as discussed with respect to the Named Executive Officers in the “Employment Agreements” section below. There were no arrangements or understandings with any other person pursuant to which any Officer was elected. The Executive Officers of the Corporation may also be Directors or Officers of subsidiaries of the Corporation.
Mark V. Allred was elected Vice President – Controller in February 2007, and his title changed to Vice President – Corporate Controller on February 20, 2008. Prior to February 2007, he served as Corporate Controller for the Corporation, then a non-Executive Officer position, from January 2005. Previously, he served as Vice President of Finance and Corporate Controller at Crown Pacific Partners LP from 2003 to 2004.
David P. Gillrie was elected Senior Vice President – Global Sales & Marketing, FLAG effective March 20, 2014. Previously, he was President, of ICS, the Corporation's Concrete Cutting and Finishing division from April 16, 2012. Prior to April 2012 he worked for Terex Corporation as Global General Manger from 2009 and held various positions for Ingersoll-Rand Companies from 2001, including Vice President, Strategy and Business Development, Global General Manager and Strategic Business Unit Manager.
Calvin E. Jenness was elected Senior Vice President, Chief Financial Officer and Treasurer in August 2002. In February 2005, he relinquished the Treasurer position. Prior to August 2002, he served as Vice President and Corporate Controller and Treasurer from June 2001 and as Vice President and Corporate Controller from September 2000. Previously, he served as Vice President and Chief Financial Officer of Bryan Foods, a division of Sara Lee Corporation, from 1998.
Gerald D. Johnson was elected President – FRAG effective May 9, 2013. Prior to May 2013, he served as President of Woods Equipment Company, which Blount acquired in August 2011, from 2009. Previously he was VP of Operations in 2004, General Manager of Manufacturing in 1998 and joined Woods Equipment Company in 1995 as Manager of Technical Support. Prior to joining Woods Equipment Company Mr. Johnson held various leadership positions in General Electric Company's Aircraft Engines and Industrial AC Motors division from 1985.
Cyrille B. Michel was elected Senior Vice President – European Operations effective April 1, 2011. Previously, he was Senior Vice President – Sales & Customer Support on February 20, 2008. Prior to February 2008, he served as Vice President of Marketing for the Corporation’s Oregon Cutting Systems Group from 1998. He joined the Company in 1988.
David K. Parrish was elected Senior Vice President – Global Supply Chain effective November 1, 2013. Previously he was Vice President – Supply Chain from May 2010. Prior to May 2010 he served as Frederick Manufacturing General Manager from 2003, as Operations Manager – KC from 2000 and Distribution Center Manager – KC from 1995. Prior to joining the Corporation, Mr. Parrish worked for the Stanley Tools organization in various capacities, including managing manufacturing and distribution operations and supply chain.
Chad E. Paulson was elected Vice President, General Counsel and Secretary effective January 1, 2012. Previously, he served as Corporate Counsel since 2006 and as Assistant Secretary since 2008. Previously, he was Senior Counsel at PacifiCorp, from 2003 to 2006. Before that he was in private practice.

EXECUTIVE COMPENSATION
The following table summarizes for the fiscal years 2013, 2012 and 2011 all plan and non-plan compensation awarded to, earned by, or paid to Named Executive Officers, who are the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and the two most highly compensated Executive Officers other than the CEO, CFO and COO of the Corporation who were serving in executive officer capacities on December 31, 2013:
SUMMARY COMPENSATION TABLE FOR 2013

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compen-sation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compen- sation ($) (5)	Total ($)
Joshua L. Collins	2013	565,000	—	254,256	593,281	337,870	—	64,689	1,815,096
Chairman & Chief Executive Officer	2012	565,000	—	225,001	524,723	—	—	76,533	1,391,257
	2011	565,000	—	225,000	525,000	460,833	—	89,653	1,865,486

Calvin E. Jenness	2013	375,000	—	84,379	196,888	111,550	43,736	46,710	858,263
Sr. Vice President & Chief Financial Officer	2012	365,000	—	82,128	191,521	—	10,234	66,697	715,580
	2011	365,000	—	82,125	191,625	168,204	15,344	56,183	878,481

David A. Willmott	2013	500,000	—	226,374	525,028	299,000	—	64,184	1,614,586
President and Chief Operating Officer	2012	500,000	—	180,007	419,780	—	—	70,995	1,170,782
	2011	474,038	—	180,000	420,000	368,666	—	86,256	1,528,960

Kenneth O. Saito	2013	365,000	—	82,128	191,634	109,135	78,403	60,935	887,235
Sr. Vice President – Manufacturing & Operations	2012	365,000	—	82,128	191,521	—	49,741	59,778	748,168
	2011	365,000	—	82,125	191,625	168,204	137,287	66,488	1,010,729

Gerald D. Johnson (6)	2013	305,619	—	78,751	514,755	91,380	—	23,128	1,013,633
President – FRAG

(1)
Amounts shown reflect the aggregate grant date fair value of the RSU awards computed in accordance with ASC Topic 718 for the years indicated. Pursuant to the SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are set forth at Note 17, “Stock-Based Compensation,” to the Corporation’s audited consolidated financial statements for the year ended December 31, 2013, included in the Corporation’s 2013 Annual Report on Form 10-K filed with the SEC

(2)
Amounts shown reflect the aggregate grant date fair value of the SAR awards computed in accordance with ASC Topic 718 for the years indicated. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are set forth at Note 17, “Stock-Based Compensation,” to the Corporation’s audited consolidated financial statements for the year ended December 31, 2013, included in the Corporation’s 2013 Annual Report on Form 10-K filed with the SEC.

(3)
Reflects payments under the EMAIP for calendar years 2011 and 2013 based upon the achievement of specific business and individual performance objectives established. No EMAIP bonuses were paid to the NEOs for calendar year 2012.

(4)
Reflects the actuarial increase or decrease as of the last day of 2013 of the NEOs accumulated benefits under all pension plans (qualified and nonqualified). See the Nonqualified Deferred Compensation for 2013 Table below for more information regarding earnings under these arrangements.

(5)	See the All Other Compensation Table below for additional information.

(6)	Mr. Johnson's compensation is not shown for the year 2012 and prior because he was not an NEO prior to 2013.

ALL OTHER COMPENSATION TABLE FOR 2013

Name	Year	Financial and Tax Planning ($)(1)	Executive Medical Plan ($) (2)	Social Club Fees ($) (3)	Corporate Contributions to Defined Contribution Plans ($) (4)	Tax Payments ($) (5)	Total ($)
Joshua L. Collins	2013	4,000	313	7,804	42,374	10,198	64,689
Calvin E. Jenness	2013	—	15,000	—	31,710	—	46,710
David A. Willmott	2013	5,531	3,350	6,988	37,500	10,815	64,184
Kenneth O. Saito	2013	—	14,703	5,700	35,608	4,924	60,935
Gerald D. Johnson	2013	—	208	—	22,920	—	23,128
(1) Messres. Collins, Jenness, Saito and Willmott are entitled, pursuant to their employment agreements to be reimbursed of financial and tax planning expenses incurred annually.

(2)
The NEOs participate in an executive medical program that reimburses the executive’s out-of-pocket costs for various medical benefits, including the co-pays, deductibles and other amounts payable under the Corporation’s medical plan. The amount shown reflects the actual amounts reimbursed to the executive, plus an allocation of the fees paid by the Corporation for the administrative costs associated with the plan.

(3)	The Corporation pays or reimburses Messrs. Collins, Saito and Willmott for their assessments and dues for membership in certain country clubs.

(4)	Amounts shown reflect the Corporation’s matching contributions and “profit sharing plus” contributions to each of the qualified 401(k) plan and the nonqualified Supplemental Retirement Savings Plan.

(5)	Amounts shown represent reimbursement of federal and state income and employment taxes on the personal benefits of club memberships.

GRANTS OF PLAN-BASED AWARDS FOR 2013
The table below sets forth information regarding grants of plan-based awards made to each of the NEOs during 2013 (please see discussion above in “Equity Awards in 2014” regarding grants made during March, 2014):

Name	Grant Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Equity Incentive Awards: Number of Securities Underlying SARs (#) (5)	Exercise or Base Price of Equity Incentive Awards ($/sh) (6)	Grant Date Fair Value of Stock and Stock Options ($) (7)
		Threshold ($) (3)	Target ($)	Max. ($)
Joshua L. Collins	2/26/2013	—	565,000	1,412,500
	3/12/2013				18,411			254,256
	3/12/2013					90,453	13.81	593,281

Calvin E. Jenness	2/26/2013	—	187,500	468,750
	3/12/2013				6,110			84,379
	3/12/2013					30,018	13.81	196,888

David A. Willmott	2/26/2013	—	500,000	1,250,000
	3/12/2013				16,392			226,374
	3/12/2012					80,047	13.81	525,028

Kenneth O. Saito	2/26/2013	—	182,500	456,250
	3/12/2013				5,947			82,128
	3/12/2013					29,217	13.81	191,634

Gerald D. Johnson	2/26/2013	—	92,000	230,000
	3/12/2013				1,999			27,606
	3/12/2013					9,819	13.81	135,600
	5/13/2013				3,648			51,145
	5/13/2013					68,029	14.02	953,767

(1)	See discussion under “Long-Term Equity Incentive Compensation” above regarding the Corporation’s method for establishing the grant date.

(2)
Reflects the potential payment levels under the EMAIP, as approved by the Compensation Committee in February 2013. Threshold must be above 80% to receive a payout; the maximum payout is 250% of the target amount. The minimum payment is $0. Each NEO’s target bonus percentage under the EMAIP for 2013 are described above under “Short-Term Non-Equity Incentives: The Executive Management Annual Incentive Plan” in the Compensation Discussion and Analysis.

(3)	At threshold (80%), the performance factor is zero % and no payout occurs. Above threshold, payouts occur on a linear spread.

(4)
Reflects the RSUs granted on March 12, 2013. Each award vests in 12 quarterly installments on the first day of the calendar quarter beginning July 1, 2013, but the awards are not settled in shares until April 1, 2016. Mr. Johnson, in conjunction with his promotion to President – FRAG, received a separate grant of RSUs on May 13, 2013, which are subject to a three-year cliff vesting that will occur on May13, 2016.

(5)
Reflects the SARs granted on March 12, 2013. Each award vests in 12 quarterly installments on the first day of the calendar quarter beginning July 1, 2012, but the SARs are not exercisable until April 1, 2016. Mr. Johnson, in conjunction with his promotion to President – FRAG, received a separate grant of SARs on May 13, 2013, which are subject to a three-year cliff vesting that will occur on May 13, 2016.

(6)	The exercise price for options and SARs and the fair market value of equity incentive instruments have been established as the closing price for the Corporation’s stock on the NYSE on the grant date.

(7)
The grant date fair value of each restricted stock and RSU award equals the number of shares subject to the award, multiplied by the closing price of the Corporation’s stock on the grant date. The grant date fair value of each option and SAR award is determined pursuant to ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 17, “Stock-Based Compensation,” to the Corporation’s audited consolidated financial statements for the year ended December 31, 2013, as included in the Corporation’s Annual Report on Form 10-K filed with the SEC.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2013
A complete description of awards under the Corporation’s long-term equity incentive program is set out under the discussion of “Long-Term Equity Incentive Compensation” above. The table below sets forth the number of securities underlying outstanding plan awards for each NEO as of December 31, 2013: (for a discussion of equity incentive awards for 2014, see discussion above of “Equity Awards in 2014.”)

	Equity Incentive Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable (1)	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable (2)	Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock that Have not Vested ($) (4)
Joshua L. Collins	750,000	—	9.14	10/19/2019
	88,232		11.85	3/11/2020
	—	71,457	15.09	3/14/2021
	—	66,086	16.72	3/12/2022
		90,453	13.81	3/12/2023
					23,314	337,354

Calvin E. Jenness	13,750	—	16.62	12/21/2014
	11,250	—	16.62	12/21/2014
	40,000	—	16.76	2/21/2016
	30,705		11.85	3/11/2020
	—	26,082	15.09	3/14/2021
	—	24,121	16.72	3/12/2022
		30,018	13.81	3/12/2023
					8,001	115,774

David A. Willmott	100,000	—	9.52	12/14/2019
	30,440		11.85	3/11/2020
	—	57,166	15.09	3/14/2021
	—	52,869	16.72	3/12/2022
		80,047	13.81	3/12/2023
					16,621	240,506

Kenneth O. Saito	13,750	—	16.62	12/21/2014
	11,250	—	16.62	12/21/2014
	40,000	—	16.76	2/21/2016
	30,440		11.85	3/11/2020
	—	26,082	15.09	3/14/2021
	—	24,121	16.72	3/12/2022
		29,217	13.81	3/12/2023
					7,865	113,807

Gerald D. Johnson	—	50,000	16.90	2/13/2022
	—	23,130	16.72	3/12/2022
		28,017	13.81	3/12/2023
					6,139	88,831

(1)	All options and SARs with expiration dates on or prior to March 11, 2020 have fully vested and are exercisable.

(2)
The SARs with an expiration date of March 14, 2021 were granted on March 14, 2011 and vest in 12 quarterly installments on the last day of each calendar quarter beginning June 30, 2011, but are not exercisable until March 31, 2014. The SARs with an expiration date of March 12, 2022 were granted on March 12, 2012 and vest in 12 quarterly installments on the first day of each calendar quarter beginning July, 2012, but are not exercisable until April 1, 2015. The SARs with an expiration date of March 12, 2023 were granted on March 12, 2013 and vest in 12 quarterly installments on the first day of each calendar quarter beginning July 1, 2013, but are not exercisable until April 1, 2016.

(3)
The 2011, 2012 and 2013 grants of RSUs to each NEO vest in 12 quarterly installments, but are not settled in shares until after the final vesting period. This column reflects the number of RSUs that have been granted but have not vested.

(4)	Reflects the value of the unvested RSUs based on the closing price of the Corporation’s common stock as of December 31, 2013 ($14.47), the last trading day of the year, as reported on the NYSE.

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2013
The following Option Exercises and Stock Vested table provides additional information about the value realized by the NEOs upon exercise of stock options and SARs and upon vesting of RSAs and RSUs during the year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Joshua L. Collins	—	—	12,525	160,389
Calvin E. Jenness	25,000	224,000	4,470	57,326
David A. Willmott	—	—	9,614	123,458
Ken O. Saito	45,000	400,050	4,443	7,001
Gerald D. Johnson	—	—	884	11,266

(1)
Represents the value of exercised options calculated by multiplying (i) the number of shares of the Corporation’s common stock to which the exercise related, by (ii) the difference between the per share closing price of the Corporation’s common stock on the NYSE on the date of exercise and the exercise price of the options.

(2)	Represents the number of RSUs that vested during 2013, but that are not payable in shares until 2014, 2015 or 2016. These shares are also shown on the Nonqualified Deferred Compensation Table below.

(3)
The value realized on vesting represents the value (calculated based on the closing price of the Corporation’s common stock on the NYSE on the vesting date) of the RSUs that vested during 2013 but that were granted in previous years and will not be delivered to the NEO as shares until a later year. See also, Executive Contributions column of the Nonqualified Deferred Compensation for 2013 table.

PENSION BENEFITS TABLE FOR 2013

The table below provides information with respect to the benefits payable to Named Executive Officers under the Corporation’s tax-qualified defined benefit plan, the Blount Retirement Plan (the “Retirement Plan”), and supplemental non-qualified retirement plan, the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan (the “SERP”) on, following or in connection with retirement. As part of a redesign of its retirement program for United States-based employees, the Retirement Plan and the SERP were “frozen” as of December 31, 2006, with no future accrual of benefits for participants after that date but with all benefits earned up to that time being fully preserved. At the same time, the Corporation announced that it would make additional contributions to the defined contribution Blount 401(k) Retirement Profit Sharing Plus Plan after December 31, 2006 based on periods of service, as discussed below under “Blount 401(k) Retirement Profit Sharing Plus Plan and Blount Supplemental Retirement Savings Plan.” As applicable to the Named Executive Officers, the plans provided benefits based primarily on a formula that took into account the participant’s earnings and total years of service. Mr. Saito, who retired on December 31, 2013, is eligible for normal retirement under the plans. Mr. Jenness is eligible for early retirement under the plans, which means he would be entitled to commence his benefits upon termination from employment prior to age 65, subject to an actuarial reduction for early commencement.

Values in the table below reflect the actuarial present value of each Named Executive Officer’s accumulated benefit under the plans, computed as of December 31, 2013, that are payable to each Named Executive Officer at the earliest unreduced retirement age (age 65 or current age for executives over the age of 65), including the number of years of service credited to each such NEO. For this purpose, in accordance with SEC rules, the present value was determined using the same assumptions applicable for valuing pension benefits for purposes of the Corporation’s financial statements. See Note 12 to the Notes of Consolidated Financial Statements for the 2013 fiscal year included in the Corporation’s Annual Report on Form 10-K filed with the SEC.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Joshua L. Collins (1)	Retirement Plan	—	—	—
	SERP	—	—	—

Calvin E. Jenness	Retirement Plan	13	206,337	—
	SERP	13	6,989	—

David A. Willmott (1)	Retirement Plan	—	—	—
	SERP	—	—	—

Kenneth O. Saito	Retirement Plan	37	1,181,341	—
	SERP	37	21,327	—

Gerald D. Johnson (1)	Retirement Plan	—	—	—
	SERP	—	—	—
 (1) Because of their dates of hire, Messrs. Collins, Willmott and Johnson are not eligible to participate in either plan.

Blount 401(k) Retirement Profit Sharing Plus Plan and Blount Supplemental Retirement Savings Plan
The Corporation offers a qualified 401(k) plan, the Blount 401(k) Retirement Profit Sharing Plus Plan (the “401(k) Plan”) and a nonqualified 401(k) excess plan, the Blount Supplemental Retirement Savings Plan (the “SRSP”), to provide tax-advantaged savings vehicles. Under the 401(k) Plan and the SRSP, the Corporation makes matching contributions. For the fiscal year starting January 1, 2007, the Corporation also began to make discretionary “profit sharing plus” contributions to the 401(k) Plan and the SRSP of 3% to 5% of an employee’s annual salary, depending upon the employee’s years of service. The 401(k) Plan and the SRSP enhance the range of benefits the Corporation offers to executives and the Corporation’s ability to attract and retain high-caliber employees.

Under the terms of the 401(k) Plan, employees may defer from 1% to 25% of their eligible pay, and the Corporation matches the first 3% on a dollar-for-dollar basis, and 50% of the next 3%, for a total match of 4.5% of eligible pay for each participant who defers 6% or more of his or her eligible pay. The match is deposited into the 401(k) Plan and all matching contributions are immediately vested and immediately eligible for investment by participants. (Thus, the total maximum employer contributions potentially available under the current plans are a 4.5% match on employee contributions, and up to 5% in “profit sharing plus” contributions, for a total contribution of 9.5% of eligible pay.)

The Corporation maintains the nonqualified SRSP to provide benefits that would have otherwise been provided under the 401(k) Plan to certain participants but for the imposition of certain maximum tax law limits imposed on qualified plan benefits. Members of senior management who reach the maximum limits in the 401(k) Plan are generally eligible for matching and "profit sharing plus" contributions under the SRSP. Because the SRSP is unfunded, the Corporation’s contributions are a general unsecured liability of the Corporation. Participants’ investment choices in the SRSP mirror the investment options available in the 401(k) Plan.

Accounts in the SRSP are credited with notional earnings based on the market rate of return of the available investment alternatives offered under it. A participant may elect among the investment alternatives in increments of 1% of his or her account. A participant may make daily changes in his or her investment election for future contributions and may make daily transfers of balances among the available investment alternatives. In 2013, the hypothetical investment alternatives and their respective notional annual rates of return in the SRSP were as follows:

Fund (1)	Annual Return as of 12/31/2013
Davis New York Venture Fund – Y	34.88%
Fidelity Growth Company Fund	18.52%
Spartan 500 Index Fund -Inst	32.35%
Fidelity Growth Company Fund	37.61%
Fidelity Mid-Cap Stock	37.61%
Hotchkis and Wiley Mid-Cap Value 1	42.55%
Vanguard Mid-Cap Index Fund Signal	35.15%
JP Morgan US Sm Co Fund	40.61%
Dodge & Cox International Stock Fund	26.31%
TRP Equity Inc. Fund	29.75%
Fidelity Diversified International Fund	25.19%
Fidelity Balanced Fund	20.50%
Fidelity Freedom 2000	4.46%
Fidelity Freedom 2005	8.01%
Fidelity Freedom 2010	11.08%
Fidelity Freedom 2015	11.88%
Fidelity Freedom 2020	13.22%
Fidelity Freedom 2025	16.50%
Fidelity Freedom 2030	18.13%
Fidelity Freedom 2035	20.68%
Fidelity Freedom 2040	21.05%
Fidelity Freedom 2045	21.60%
Fidelity Freedom 2050	21.87%
Fidelity Freedom Income	4.46%
Fidelity Managed Income Portfolio II	1.08%
PIMCO Total Return	(1.92)%
Spartan US Bond Index Fund	(2.24)%
Blount Stock Fund	(8.53)%

(1)	Certain additional investment alternatives were available but not actually chosen by any participant in the SRSP.

Nonqualified Deferred Compensation for 2013

The table below sets forth, for each of the NEOs, information regarding his participation in the SRSP. All account balances under the SRSP reflect amounts credited by the Corporation. No NEO may elect to defer any amount of salary or other compensation to the SRSP. The table below also sets forth, for each of the NEOs, information regarding RSUs granted under the 2006 Equity Plan, which vested during or prior to 2013, but which will not be settled in shares until a later calendar year.

Name	Plan	Executive Contributions ($) (1)	Corporation Contributions ($) (2)	Aggregate Earnings or (Losses) ($) (3)(4)	Aggregate Withdrawals/ Distributions ($) (5)	Aggregate Balance at Year-End ($)
Joshua L. Collins	SRSP	—	28,307	27,847	—	196,132
	RSUs	142,648	—	(64,970)	232,876	339,545

Calvin E. Jenness	SRSP	—	10,030	30,749	—	274,260
	RSUs	50,860	—	(22,737)	81,047	122,457

David A. Willmott	SRSP	—	19,904	18,367	—	119,103
	RSUs	109,265	—	(31,844)	81,513	265,754

Kenneth O. Saito	SRSP	—	11,270	26,391	—	417,189
	RSUs	50,525	—	(22,541)	80,348	122,064

Gerald D. Johnson	SRSP	—	4,005	—	—	4,005
	RSUs	9,090	—	(1,211)	—	—

(1)
The amounts shown as “Executive Contributions” for the RSUs reflect the value (calculated based on the closing price of the Corporation’s common stock on the vesting date) of the awards that vested during 2013 under RSUs granted in one or more equity incentive grant years, but that are deferred and not deliverable to the participant as shares until a future date. The grant date fair value of the RSUs was included in the Summary Compensation Table, if applicable, in the year of grant.

(2)	All of the amounts in the “Corporation Contributions” column for the SRSP are also included in the “All Other Compensation” column of the Summary Compensation Table above.

(3)
Accounts in the SRSP are adjusted for investment gains and losses based on the performance of certain hypothetical investment choices selected by the participant. The available hypothetical investment funds selected by participants and their respective annual returns in 2013 are detailed above. Because the earnings reflected in this column do not include above-market or preferential earnings, such amounts are not included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table above.

(4)
Earnings or Losses shown for the RSUs reflect the aggregated increase or decrease in the RSUs' value: (i) at vesting versus year-end for RSUs vesting in 2013 but not transferred in 2013; (ii) at year-end 2012 versus year-end 2013 for RSUs vesting prior to 2013 that are not transferred in 2013; and (iii) at year-end 2012 versus the closing price on the date of transfer in 2013 for RSUs vesting prior to 2013 and transferred in 2013.

(5)	Reflects the value at the transfer date of shares reflecting RSUs that vested in previous years and were distributed in 2013.
Potential Payments Upon Termination or Change in Control
The table below summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to a NEO at, following, or in connection with any termination of employment, including by disability, death or a constructive (“good reason”) termination of a NEO, or upon a change in control of the Corporation. No additional payments are due to a NEO in connection with a voluntary resignation. In accordance with SEC regulations, the information provided below does not include amounts to be provided to a NEO under any arrangement that does not discriminate in scope, terms or operation in favor of Executive Officers and that is available generally to all salaried employees. Also, the table below generally does not repeat information disclosed above under the 2013 Pension Benefits Table, the Nonqualified Deferred Compensation Table or the Outstanding Equity Awards at Fiscal Year-End Table, except to the extent that the amount payable to the NEO would be enhanced by the termination event. For the purpose of the quantitative disclosure in the table, and in accordance with SEC regulations, the executive is assumed to have terminated employment on December 31, 2013, the last day of 2013, and the price per share of the Corporation’s common stock used for purposes of these calculations is the closing market price on the NYSE as of December 31, 2013, the last business day of 2013, $14.47 per share.

Payments under Employment Agreements

As discussed further under “Employment Agreements” below, the Corporation has entered into an Employment Agreement (each, an “Agreement” and collectively, the “Agreements”) with each of the NEOs. Under the terms of his Agreement, a NEO will be entitled to certain severance payments and other benefits if the Corporation terminates his employment without “cause” (as defined in the Agreement) or if the executive terminates his employment for “good reason” (as defined in the Agreement). The Agreement does not provide any severance payments or other benefits to the executive if the Corporation terminates the officer’s employment for cause, if the executive resigns voluntarily or if the executive’s employment is terminated due to death or disability.

If a NEO’s employment is terminated by the Corporation without cause or the NEO terminates his employment for good reason, the Agreement provides that the Corporation will pay the executive certain severance payments. Mr. Collins receives three years’ base salary and a bonus payment equal to three times the “average bonus” paid to him the previous two years bonuses were paid. Mr. Willmott receives two years’ base salary and a bonus payment equal to two times the “average bonus” paid to him the previous two years bonuses were paid. Mr. Jenness receives a years’ base salary and a bonus payment equal to the “average bonus” paid to him the previous two years bonuses were paid (the base salary and bonus payment doubles if the termination occurs within 12 months after a change in control). Mr. Johnson receives one years’ base salary. All of the NEOs except Mr. Johnson, pursuant to their contracts, receive a prorated annual bonus for the year of termination. In the table below, because each NEO is assumed to have terminated employment effective December 31, 2013, the prorated annual bonus for the year of termination is calculated as 100% of the executive’s “target bonus” shown in the Grant of Plan-Based Awards table. The severance payments (other than the prorated bonus) may be paid in a lump sum shortly after termination of employment and discounted to equal the present value of the stream of payments that would have been made over the applicable severance period. Each of the Agreements provides that the severance period will be the lesser of the period indicated above or the period beginning on the employment termination date and ending on the date the NEO attains age 65. Because Mr. Saito attained age 65 in August 2012, the table below provides no severance payment for Mr. Saito.

In addition to severance, the Agreements provide that retirement, health and group life insurance benefits, if applicable, continue during the applicable twelve, twenty-four or thirty-six month severance period. The Agreements with Messrs. Collins and Willmott also provide that the Corporation will provide the NEO with office space, an administrative assistant and related expenses for twelve months
Payments Upon a Change in Control
The Corporation does not have separate change in control agreements with the Named Executive Officers. Some of the Corporation’s compensation plans and arrangements do, however, provide benefits upon a change in control. A change in control is defined in Messrs. Collins, Willmott, Jenness and Saito’s employment agreements as: (i) the acquisition by any person of securities of the Corporation representing more than 50% of the combined voting power of the Corporation; (ii) during any two consecutive years, individuals who at the beginning of such period constitute the Board, cease to constitute a majority thereof (unless vote of new director was approved by a vote of a majority of the directors then in office who were in office at the beginning of the two year period); (iii) consummation of a merger, consolidation or other business combination with any other person except where the common stock of the Corporation would represent more than 50% of the common stock of the surviving entity; or (iv) a sale of more than 50% of the assets of the Corporation.

Pursuant to the agreements associated with the currently outstanding RSUs and SARs, all RSUs and SARs held by the NEOs will vest and be payable upon a change in control, regardless of whether the NEO terminates employment in connection with the change in control.

Under the Corporation’s EMAIP, if a change in control occurs, each NEO would be entitled to a bonus award for the year in which the change in control occurs equal to the NEO’s target bonus payable under the plan, prorated based on the number of days in the year that had elapsed as of the date of the change in control. In 2013, this amount was the target amount shown on the Grant of Plan-Based Awards Table as the estimated possible payout under a non-equity incentive plan. If the NEO terminates employment and would receive a prorated annual bonus as described above under the terms of his Agreement, the NEO will receive the greater of the prorated average bonus under his Agreement or the prorated target bonus under the EMAIP.

Potential Payments Upon Termination of Employment or Change in Control

	Termination by Corporation Without Cause or By NEO with Good Reason ($)	Termination by Corporation Without Cause or By NEO with Good Reason following a Change in Control ($)	Voluntary Resignation, Retirement, Death or Disability ($)
Joshua L. Collins
Severance payments (1)	3,451,375	3,451,375	—
Continued welfare benefits (2)	120,302	120,302	—
Continued participation in retirement plans or payments in lieu thereof (3)	120,320	120,320	—
Perquisites and other personal benefits (4)	91,600	91,600	—
Market value of equity awards vesting on termination (5)	—	387,097	—
Total	3,783,597	4,170,694	—

Calvin E. Jenness
Severance payments (1)	711,100	1,234,798	—
Continued welfare benefits (2)	54,331	108,661	—
Continued participation in retirement plans or payments in lieu thereof (3)	31,712	63,424	—
Perquisites and other personal benefits	—	—	—
Market value of equity awards vesting on termination (5)	—	132,287	—
Total	797,143	1,539,170	—

David A. Willmott
Severance payments (1)	2,163,764	2,163,764	—
Continued welfare benefits (2)	86,287	86,287	—
Continued participation in retirement plans or payments in lieu thereof (3)	75,000	75,000	—
Perquisites and other personal benefits (4)	91,600	91,600	—
Market value of equity awards vesting on termination (5)	—	284,533	—
Total	2,416,651	2,701,184	—

Kenneth O. Saito	—	—
Severance payments (1)	182,500	182,500	—
Continued welfare benefits (2)	—	—	—
Continued participation in retirement plans or payments in lieu thereof (3)	—	—	—
Perquisites and other personal benefits	—	—	—
Market value of equity awards vesting on termination (5)	—	129,950	—
Total	182,500	312,450	—

Gerald D. Johnson
Severance payments (1)	441,148	441,148	—
Continued welfare benefits (2)	26,375	26,375	—
Continued participation in retirement plans or payments in lieu thereof (3)	22,922	22,922	—
Perquisites and other personal benefits	—	—	—
Market value of equity awards vesting on termination (5)	—	126,850	—
Total	490,445	617,295	—

(1)
Severance payments are payable upon a termination of the NEO by the Corporation without cause or by the NEO for good reason. These severance payments are described in more detail under “Payments under Employment Agreements” above.

(2)
The amount shown reflects the cost to the Corporation of the NEO’s continued participation for the severance periods described above in the Corporation’s dental, medical, executive medical and group life insurance plans (including a tax gross-up on the medical and dental costs).

(3)
The amounts shown reflect payment of amounts equivalent to the cost of the Corporation’s matching contributions and “profit sharing plus” feature contributions to the 401(k) Plan and the SRSP for the applicable severance period.

(4)	The amount shown reflects the value of office space, administrative assistance and related expenses for 12 months for Mr. Collins and for Mr. Willmott.

(5)
The amounts shown reflect the market value of the equity awards that would vest upon the occurrence of a change in control. For RSUs, it is the number of RSUs that would vest multiplied by the closing market price on price on December 31, 2013 of $14.47 per share. For stock options and SARs, this value is calculated as the difference between the exercise price of the options/SARs and the closing market price on December 31, 2013 of $14.47 per share, multiplied by the number of shares subject to the option/SAR that vest upon the applicable change in control.

EMPLOYMENT AGREEMENTS
The Corporation has entered into Agreements with all of the NEOs. The terms of the Agreements provide that each executive will be paid a base salary, be eligible to participate in the Corporation’s incentive plans with target bonuses generally at least equal to 50% of base salary, be eligible to participate in the Corporation’s equity incentive programs and in all other benefit plans, arrangements and perquisites generally available to Executive Officers.
The duration of the Agreements is a rolling two-year term for Messrs. Collins, Jenness, Saito and Willmott, each of which is automatically extended one day for each day employed until such time as either party gives notice to cease the automatic extension and, in such event, the Agreement then continues for its remaining term. Mr. Johnson’s Agreement is for an initial one-year term and then renews for successive one-year terms, unless 90 days written termination notice is issued prior to expiration of the term. Each Agreement has a clause that prohibits the NEO, for one to two years following the termination of employment, from competing directly or indirectly with the Corporation or disclosing proprietary or confidential information.
The Agreements also contain provisions for severance payments and benefits if the Corporation terminates an executive’s employment for reasons other than death, disability or “cause” (as defined in the Agreements), or, if the executive terminates his employment for “good reason” (as defined in the Agreements). The severance provisions applicable to the NEOs are described above under “Payments Under Employment Agreements.”
Mr. Collins’ Agreement became effective October 19, 2009. His base salary for 2014 is $565,000. His EMAIP target bonus was 100% of base salary for 2013. Mr. Collins was reimbursed for membership dues and any assessments at a country club of his choice in the Portland area in 2013, and similar reimbursements are expected to continue in 2014. He will also be provided with an annual physical examination and a financial and tax consultant for personal financial and tax planning.
Mr. Jenness’ Agreement was amended December 30, 2010. His base salary was increased to $385,000 in February 2014. His EMAIP target bonus was 50% of base salary for 2013. Mr. Jenness will also be provided with an annual physical examination and a financial and tax consultant for personal financial and tax planning.
Mr. Willmott’s Agreement became effective March 10, 2011. His base salary for 2014 is $500,000. His EMAIP target bonus was 100% of base salary for 2013. Mr. Willmott was reimbursed for membership dues and any assessments at a country club of his choice in the Portland area in 2013, and similar reimbursements are expected to continue in 2014. He will also be provided with an annual physical examination and a financial and tax consultant for personal financial and tax planning.
Mr. Saito retired from the Corporation effective December 31, 2013. His Agreement was amended December 30, 2010. His base salary for 2013 was $365,000. His EMAIP target bonus was 50% of base salary for 2013. Mr. Saito was reimbursed for membership dues and any assessments at a country club of his choice in the Portland area in 2013.
Mr. Johnson’s Agreement was entered into on May 13, 2013. His base salary for 2014 is $350,000. His EMAIP target bonus was 50% of base salary for 2013. Mr. Johnson will be provided with an annual physical examination.
All of the Agreements are intended to comply with the requirements of Section 409A of the Code, and, among other things, provide, under certain circumstances, for a six-month delay in payments to the executive upon termination of employment, as required by Section 409A.

CLIMATE CHANGE AND ITS POTENTIAL IMPACT
For a discussion of the potential effect of climate change and regulations relating thereto on the Corporation’s business, the discussion at Item 1, page 8 of the Corporation’s Annual Report on Form 10-K filed with the SEC is incorporated by reference herein.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS
Section 16(a) of the Securities Exchange Act of 1934, as amended and the rules thereunder require that the Corporation’s Directors, Executive Officers and persons who beneficially own more than 10% of any class of equity securities of the Corporation file reports of ownership and changes in ownership with the SEC and NYSE and furnish the Corporation with copies.
Based on the review of copies of such forms received by it, or written representations from certain reporting persons, the Corporation believes that all filing requirements applicable to its Directors, Officers and greater than 10% beneficial owners were complied with during 2013.
SECTION 303A.12 CERTIFICATIONS TO THE NYSE
On June 12, 2013, Mr. Joshua L. Collins, Chief Executive Officer, signed and submitted to the NYSE the CEO Certification required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual (“Manual”). On June 12, 2013, Mr. Chad E. Paulson, Vice President, General Counsel and Secretary of the Corporation signed and submitted to the NYSE the Annual Written Affirmation, including Exhibit G, required by Section 303A.12(c) of the Manual.
These documents relate to corporate governance, and are separate and distinct from the four certifications to the SEC, two each by the Chairman and Chief Executive Officer and by the Senior Vice President and Chief Financial Officer, that relate to financial accounting, reporting and control, two of which are contained in, and two of which constitute exhibits to, the Corporation’s Annual Report on Form 10-K filed with the SEC.
SECTION 303A.14 – WEBSITE AVAILABILITY OF CERTAIN DOCUMENTS
The Corporation has posted the following documents at its website, www.blount.com:

1.	Nominating & Corporate Governance Committee Charter (revised 2013);

2.	Compensation Committee Charter (revised 2013);

3.	Audit Committee Charter (revised 2013);

4.	Corporate Code of Ethics for CEO, CFO and Financial Reporting and Control Personnel;

5.	Code of Conduct (revised 2012); and

6.	Corporate Governance Guidelines (revised 2013).
These can be accessed by clicking on the “Investor Relations” section of the above website, and then on the “Corporate Governance” subsection.
These documents are also available in hard copy by sending a written request to the attention of the Secretary, Blount International, Inc., 4909 SE International Way, Portland, OR 97222.

CERTAIN TRANSACTIONS AND OTHER MATTERS
Policy on Related Person Transactions
All relationships and transactions involving the Corporation and a Director or Executive Officer or the immediate family members of either are reviewed annually by the Corporation’s Office of the Secretary upon a duly diligent inquiry. In addition, historically, many such relationships have been the subject of arm’s length contractual arrangements negotiated by the Corporation’s management and legal staff and approved or ratified by the Board. To the extent any such relationship or transaction arises and is deemed to be potentially material by the legal staff, where any of the Corporation’s directors, Executive Officers or 5% stockholders had, has or will have a direct or indirect material interest and the amount involved exceeds $120,000, it is reviewed by the Audit Committee or Nominating & Corporate Governance Committee, depending upon the subject matter or nature of the relationship, and then presented to the full Board whenever the relevant Committee so recommends. At each level, if the matter involves a Member of the relevant Committee or Board, that Member does not participate in the deliberations or vote, but his or her presence may be counted in determining whether there is a quorum for the particular meeting. This would be the case, for example, with respect to a meeting of the Board to authorize a transaction, to approve a contract or to ratify a payment between the Corporation and a Related Party. Any Director affiliated with such party would participate neither in the discussion nor in the vote. There were no such relationships or payments during or applicable to fiscal year 2013.
EQUITY COMPENSATION PLAN INFORMATION
Equity Compensation Plan Approved by Stockholders
2006 Equity Incentive Plan, see description under “Long-Term Equity Incentive Compensation” above.
Equity Compensation Plan Not Approved by Stockholders
Non-Employee Director Deferred Stock Unit Plan, see description under “Compensation of Directors” above.

Summary Table
The following table sets forth certain information as of December 31, 2013 with respect to compensation plans under which shares of the Corporation’s common stock may be issued.

Plan Category	No. Shares to be Issued upon Exercise of Outstanding Awards (1)	Weighted Average Per Share Exercise Price of Outstanding Options and SARs (2)	No. Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares in Column 1) (3)
Equity compensation plan approved by stockholders:
2006 Equity Incentive Plan	4,542,655	$13.59	1,051,480
Equity compensation plan not approved by stockholders:
Non-Employee Director Deferred Stock Unit Plan	85,033 (4)	N/A (5)	N/A (6)

(1)
Represents shares of common stock issuable upon exercise of outstanding options and SARs granted under the 1999 Stock Incentive Plan, outstanding options granted under the 2000 Stock Incentive Plan and options, stock-settled SARs, restricted shares and RSUs granted under the 2006 Equity Plan. The stockholders approved the 2006 Equity Plan on April 25, 2006, and shares remaining available for grant under the 1999 and 2000 Stock Incentive Plans were transferred to the total shares available under the 2006 Equity Plan.

(2)	Does not apply to shares of restricted stock or restricted stock units, which do not have an “exercise price.”

(3)	Includes shares of common stock available for future grants under the 2006 Equity Plan.

(4)
Represents the number of shares credited to the accounts of participating Directors who elected to receive some or all of their respective quarterly stipends, chairman fees or meeting participation fees in stock in lieu of cash. See discussion and table under “Compensation of Directors” above.

(5)
The awards under the Director Deferred Plan do not have an “exercise price,” and therefore, are not taken into account in terms of “weighted average exercise price.” The number of shares is credited to the individual account maintained in the name of each of the participating Directors.

(6)
There is no limit under the Director Deferred Plan that corresponds to shares remaining available for future issuance under equity compensation plans utilizing other equity awards. The shares credited to accounts maintained in the names of the participating Directors will come from the Corporation’s treasury stock or will be purchased on the open market.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), the Corporation is asking its stockholders to vote, on an advisory basis, on the compensation of its NEOs as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Corporation’s stockholders the opportunity to express their views on the compensation of the Corporation’s NEOs. At the 2011 annual meeting, the stockholders of the Corporation approved, on an advisory basis, a yearly advisory vote on executive compensation. As such, the Corporation has decided to hold a say-on-pay vote at each annual meeting.
Compensation Program and Philosophy
Our executive compensation program is designed to attract, reward and retain key employees, including our Named Executive Officers, who are critical to the Corporation’s long-term success. Stockholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement for greater detail about the Corporation’s executive compensation programs, including information about the fiscal year 2013 compensation of the NEOs.
The Corporation is asking the stockholders to indicate their support for the compensation of the Corporation’s Named Executive Officers as described in this Proxy Statement by voting in favor of the following resolution:
“RESOLVED, that the stockholders approve, on an advisory, non-binding basis, the compensation of the Corporation’s Named Executive Officers as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections, and the related compensation tables, notes, and narrative in the Proxy Statement relating to the Corporation’s 2014 Annual Meeting of Stockholders.”
Advisory approval of the compensation of the Named Executive Officers requires the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and entitled to vote on the proposal at the Meeting. Even though this say-on-pay vote is advisory and therefore will not be binding on the Corporation, the Compensation Committee and the Board value the opinions of the Corporation’s stockholders. Accordingly, to the extent there is a significant vote against the compensation of the Named Executive Officers, the Board will consider the stockholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.
You may vote “for,” “against,” or “abstain” from the proposal to approve on an advisory basis the compensation of our Named Executive Officers.
RECOMMENDATION OF THE BOARD OF DIRECTORS:
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 - APPROVAL OF THE BLOUNT INTERNATIONAL, INC. 2014 EQUITY INCENTIVE PLAN

OVERVIEW

On February 26, 2014, the Board of Directors, upon the recommendation of the Compensation Committee, unanimously adopted, subject to stockholder approval, the Company’s 2014 Equity Incentive Plan (the “2014 Plan"). The Board unanimously recommends that stockholders approve the 2014 Plan, which will become effective upon such approval by the stockholders. No awards may be granted under the 2014 Plan after the tenth anniversary of the date on which the stockholders approve the 2014 Plan. However, awards outstanding under the 2014 Plan will continue to be governed by the 2014 Plan until all awards granted under the 2014 Plan are no longer outstanding.

The Board is proposing the 2014 Plan to replace the Corporation’s current 2006 Equity Incentive Plan ("2006 Plan") for future equity-based awards to employees and other eligible individuals and, assuming approval, to provide for a number of additional authorized shares for future grants, as well as to assume the number of authorized shares remaining for award under the 2006 Plan.

Assuming stockholder approval, and that no further grants will be made under the 2006 Plan, the total number of shares available for award under the 2014 Plan will be 4,726,363, comprised of 4,500,000 newly authorized shares and 226,363 unused shares allocated from the 2006 Plan, plus any outstanding grants under the 2006 Plan at the time of stockholder approval that are later forfeited or expire.

The 2014 Plan, as proposed, fulfills the Corporation’s needs for equity-based awards to employees and other eligible individuals for the next several years, provides for express limits or prohibitions on the use of certain types of awards or practices (such as discounted options and option repricing absent prior stockholder approval), and delivers incentives that align long-term participant and stockholder interests and link compensation to stockholder return.

The 2014 Plan is not a tax-qualified plan under Section 401(a) of the Code and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974.

PURPOSE OF THE 2014 PLAN

The objectives of the 2014 Plan are: (i) to attract, motivate and retain employees, directors, consultants, advisors and other persons who perform services for the Corporation by providing compensation opportunities that are competitive with other companies; (ii) to provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Corporation and its affiliates; and (iii) to align the long-term financial interests of employees and other individuals who are eligible to participate in the 2014 Plan with those of stockholders.

The shares to be delivered under the 2014 Plan will be made available from authorized but unissued shares of common stock, from treasury shares, from shares purchased in the open market or otherwise. Shares initially awarded or granted under the 2006 Plan that lapse or become canceled will become available for further awards under the 2014 Equity Plan.

The following description of the material features of the 2014 Plan is a summary only and is qualified in its entirety by reference to the 2014 Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

DESCRIPTION OF THE 2014 PLAN

GENERAL. The 2014 Plan will be administered by the Compensation Committee of the Board or such other committee (the "Committee") consisting of two or more members as may be appointed by the Board to administer the 2014 Plan. If any Member of the Committee does not qualify as (i) a "Non-Employee Director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (ii) an "outside director" within the meaning of Section 162(m) of the Code, a subcommittee of the Committee shall be appointed to grant awards to Named Executive Officers and to other officers who are subject to Section 16 of the Securities Exchange Act of 1934, and each Member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in this summary shall include and, as appropriate, apply to any such subcommittee. Subject to the requirement that stockholder approval be obtained for certain types of amendments, the 2014 Plan may be amended by the Committee, in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards previously granted under the 2014 Plan, unless the participants affected by such amendment provide their written consent.

Under the 2014 Plan, participants may be granted stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other stock awards provided that non-employees are not eligible for grants of incentive stock options. The maximum number of incentive stock options that may be issued under the 2014 Plan is 1,500,000.

Each nonqualified stock option ("NQSO"), incentive stock option ("ISO"), and SAR that may be settled in shares will be counted as one share subject to an award and deducted from the award pool. SARs that may not be settled in shares will not result in a reduction of the award pool.

Each share of restricted stock, each share-settled RSU, and each other stock-based/stock-settled award will be counted as one share subject to an award and deducted from the award pool (restricted stock units and other stock-based awards that may not be settled in shares will not result in a deduction from the award pool). Each performance share that may be settled in shares will be counted as one share subject to an award (based on the number of shares that would be paid for achievement of target performance) and deducted from the award pool. Each performance unit that may be settled in shares will be counted as a number of shares subject to an award (based on the number of shares that would be paid for achievement of target performance), with the number determined by dividing the value of the performance unit at the time of grant by the fair market value of a share at the time of grant (the closing price of a share on the NYSE on the day of the grant), and the resulting number of shares will be deducted from the award pool. If a performance share or performance unit is later settled based on above-target performance, the actual number of shares corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, will be deducted from the award pool at the time of settlement; in the event that the award is later settled based upon below-target performance, the actual number of shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, will be added back to the award pool. Performance shares and units that may not be settled in shares will not result in a reduction in the award pool.

If shares awarded or subject to issuance under the 2014 Plan are not issued, or are reacquired by the Corporation, for reasons including, but not limited to, a forfeiture of restricted stock or an RSU or the termination, expiration or cancellation of an NQSO, ISO, SAR, performance share or performance unit or the settlement of an award in cash in lieu of shares, that number of shares will be added back to the award pool. If the withholding obligation, exercise price or purchase price under an award is satisfied by the Corporation retaining shares that otherwise would have been issued in settlement of the award or by shares tendered by the participant, the number of shares so retained or tendered will be added back to the award pool.

Subject to adjustment as described in the 2014 Plan, and except to the extent the Committee determines that an award is not intended to comply with the performance-based compensation provisions of Section 162(m), the maximum number of NQSOs, ISOs, and SARs that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is 750,000, the maximum number of shares of restricted stock and RSUs that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is 200,000 shares and units, the maximum number of performance units (valued as of the grant date) that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is 200,000 shares (to the extent settled in shares) or $1,000,000 (to the extent settled in cash), the maximum number of performance shares and other stock-based awards that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is 200,000. The limitations on performance shares, performance units and other awards will be applied based on the maximum amount that could be paid under each such award.

ADJUSTMENTS. The Committee will make equitable adjustments in the number and class of securities available for issuance under the 2014 Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2014 Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, or exchange of shares, distribution to stockholders (other than an ordinary cash dividend), or similar corporate transactions or events.

ELIGIBILITY. The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award and the other terms and conditions of an award. To the extent permitted by law, the Committee may delegate to one or more persons the authority to grant awards to individuals who are not Named Executive Officers. As applicable, when used in this description of the 2014 Plan, the term "Committee" also refers to any such individual to whom the Committee has delegated some of its authority to grant awards. The Committee may also provide in agreements relating to awards under the 2014 Plan for automatic accelerated vesting and other rights upon the occurrence of a change in control or upon the occurrence of other events as may be specified in such agreements.

TYPES OF AWARDS

STOCK OPTIONS. A stock option provides the participant with the right to buy a specified number of shares at a specified price (“exercise price”) after certain conditions have been met. The number of shares subject to a stock option, the type of stock option (i.e., incentive stock option or nonqualified stock option), the exercise price of a stock option (which shall be not less than the fair market value of a share on the date of grant) and the period of exercise (including upon termination of employment) will be determined by the Committee and set forth in an option or other agreement, provided that no option will be exercisable more than ten years after the date of grant.

Options granted under the 2014 Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of, or provision of services by, a participant. The option price upon exercise shall be paid to the Corporation in full: (a) in cash, (b) by cash equivalent approved by the Committee, (c) by tendering (or attesting to the ownership of) previously acquired shares having an aggregate fair market value at the time of exercise equal to the total option exercise price, (d) b a net exercise, or (e) by a combination of (a), (b), (c) and (d). The Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the 2014 Plan’s purpose and applicable law.

SARs. A stock appreciation right entitles the participant to receive cash, shares, a combination thereof, or such other consideration as the Committee may determine, in an amount equal to the excess of the fair market value of a share on the exercise date over the exercise price for the SAR, which will not be less than the fair market value of a share on the grant date of the SAR after certain conditions have been met. The exercise period of a SAR may not exceed 10 years. SARs may be granted in tandem with a related stock option or independently. If a SAR is granted in tandem with a stock option, the grantee may exercise the stock option or the SAR, but not both. The Committee shall determine and set forth in an agreement relating to the award or other agreement the extent to which SARs are exercisable after termination of employment.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Restricted stock awards may be made either alone, in addition to, or in tandem with other types of awards permitted under the 2014 Plan, and may be current grants of restricted stock or deferred grants. The terms of restricted stock awards, including the restriction period, performance targets applicable to the award (if any), and the extent to which the grantee will have the right to receive unvested restricted stock following termination of employment or other events, will be determined by the Committee and be set forth in an agreement relating to such award. Unless otherwise set forth in an agreement relating to a restricted stock award, the grantee of restricted stock shall have all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive dividends, provided that the Committee may require that any dividends on such shares of restricted stock be automatically deferred and reinvested in additional restricted stock or may require that dividends on such shares be paid to the Corporation to be held for the account of the grantee.

A restricted stock unit is an unsecured promise to transfer a share at a specified future date, such as a fixed number of years, retirement, or other termination of employment (which date may be later than the vesting date of the award at which time the right to receive the share becomes nonforfeitable). Restricted stock units represent the right to receive a specified number of shares at such times, and subject to such restriction period and other conditions, as the Committee determines. A participant to whom restricted stock units are awarded has no rights as a stockholder with respect to the shares represented by the restricted stock units, unless and until shares are actually delivered to the participant in settlement of the award. However, restricted stock units may have dividend-equivalent rights, if provided for by the Committee.

PERFORMANCE SHARES AND UNITS. Performance shares are awards granted in terms of a stated potential maximum number of shares, with the actual number and value earned to be determined by reference to the satisfaction of performance targets established by the Committee. Such awards may be granted subject to any restrictions, in addition to performance conditions, deemed appropriate by the Committee. A performance unit will have an initial value that is established by the Committee at the time of grant. If provided for in the agreement relating to performance shares, a grantee will be entitled to receive any dividends declared with respect to shares that have been earned but that have not yet been distributed to the grantee and will be entitled to exercise full voting rights with respect to such shares.

OTHER STOCK AWARDS. The Committee may grant other forms of equity-based or equity-related awards that the Committee determines to be consistent with the purpose of the 2014 Plan and the interests of the Corporation. These other awards may provide for cash payments based in whole or in part on the value or future value of shares, for the acquisition or future acquisition of shares, or any combination thereof. Where the value of such an award is based on the difference in the value of a share at different points in time, the grant or exercise price must generally not be less than 100% of the fair market value of a share on the date of grant.

PERFORMANCE MEASURES. For awards granted or issued under the 2014 Plan that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure(s) to be used for purposes of such awards shall be chosen by the Committee from among the following (which may relate to the Corporation or a business unit, division or subsidiary): earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value-added, economic value-added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, return on incremental equity, total stockholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, revenues per employee, stock price, cost goals, budget goals, growth expansion goals or goals related to acquisitions or divestitures. The Committee can establish other performance measures for awards granted to participants who are not (and are not expected to become before payment of the award) Named Executive Officers, or for awards granted to Named Executive Officers that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code. In measuring performance, the Committee may adjust the Corporation’s financial results to exclude the effect of unusual charges or income items that distort year-to-year comparisons of results and other events, including acquisitions or dispositions of businesses or assets, recapitalizations, reorganizations or reductions-in-force. With respect to Named Executive Officers, the Committee shall consider the provisions of Section 162(m) in making adjustments for awards intended to comply with Section 162(m). The Committee may also make adjustments to eliminate the effect of changes in tax or accounting rules and regulations.

REPRICING. The 2014 Plan prohibits the Corporation from reducing the exercise price of outstanding options without first receiving stockholder approval.

CHANGE IN CONTROL. The 2014 Equity Plan does not provide for automatic vesting of awards upon a Change in Control (as defined in the 2014 Equity Plan). The Committee has the authority, in its discretion, to provide for full vesting of awards upon a change in control and generally, to provide how outstanding awards will be treated upon a change in control and other events.

CLAWBACK POLICIES. Awards under the 2014 Plan are subject to any policy (a “clawback policy”) of recoupment or forfeiture of compensation adopted by the Committee from time to time, including clawback policies to comply with Section 954 of the Dodd-Frank Act and Section 304 of the Sarbanes-Oxley Act. The Committee may also provide for recoupment or forfeiture of awards if a participant engages in “detrimental activity” with respect to the Corporation.

TRANSFERABILITY. Awards generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or SAR may be exercisable only by the participant during his or her lifetime. However, the Committee may provide in an award agreement for an NQSO that the NQSO be transferable consistent with securities law and other applicable law. NQSOs may not be transferred for value or consideration.

AMENDMENT AND TERMINATION. The Committee may amend or terminate the 2014 Plan in whole or in part at any time, but the amendment or termination cannot adversely affect any rights or obligations with respect to an award previously granted without the affected participant’s written consent. The Corporation must obtain the approval of the stockholders before amending the 2014 Plan to the extent required by Section 162(m) or Section 422 of the Code or the rules of the NYSE or other applicable law.

The Committee may amend an outstanding award agreement in a manner not inconsistent with the terms of the 2014 Plan, but the amendment will not be effective without the participant’s written consent if the amendment is adverse to the participant. The Committee cannot reprice a stock option or SAR except in accordance with the adjustment provisions of the 2014 Plan (as described above) or to the extent the stockholders approve the repricing. For this purpose, a repricing generally is an amendment to the terms of an outstanding stock option or SAR that would reduce the option exercise price or SAR price or a cancellation, exchange, substitution, buyout or surrender of an outstanding stock option or SAR in exchange for cash, another award or stock option or SAR with an option exercise price or SAR price that is less than the option exercise price or SAR price of the original stock option or SAR.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the current United States federal income tax consequences of awards made under the 2014 Plan. This summary is general in nature and is not intended to cover all tax consequences that may apply to participants and the Corporation. Further, the provisions of the Code and the regulations and rulings thereunder relating to these matters may change.

STOCK OPTIONS. A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for Corporation employees) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over the exercise price, and the Corporation will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option, provided that the incentive stock option is exercised either while the participant is an employee of the Corporation or within three months following the participant’s termination of employment. If shares acquired by such exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Corporation will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition, the participant will recognize income taxable as ordinary income equal to the excess of (i) the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over (ii) the exercise price, and the Corporation will be entitled to a corresponding deduction.

SARS. A participant will not recognize any income upon the grant of a SAR. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for Corporation employees) upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of any cash paid to the participant upon such exercise, and the Corporation will be entitled to a corresponding deduction.

RESTRICTED STOCK AWARDS. A participant will not recognize taxable income at the time of the grant of a restricted stock award, and the Corporation will not be entitled to a tax deduction at such time, unless the participant makes an election under a special Code provision to be taxed at the time such restricted stock award is granted. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for Corporation employees) at the time the restrictions on such restricted stock award lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant making the above-described special election or upon the lapse of the restrictions is deductible by the Corporation as compensation expense, except to the extent the limit of Section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding for Corporation employees), rather than dividend income, in an amount equal to the dividends paid, and the Corporation will be entitled to a corresponding deduction.

RESTRICTED STOCK UNITS. A participant will not recognize taxable income at the time of the grant of a restricted stock unit, and the Corporation will not be entitled to a tax deduction at such time. When the participant receives shares pursuant to a restricted stock unit, the federal income tax consequences applicable to restricted stock awards, described above, will apply.

PERFORMANCE SHARE AND UNIT AWARDS. A participant will not recognize taxable income upon the grant of a performance share or unit award, and the Corporation will not be entitled to a tax deduction at such time. Upon the settlement of a performance share or unit award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for Corporation employees) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid to the participant, and the Corporation will be entitled to a corresponding deduction.

OTHER STOCK AWARDS. For other stock awards, the participant will generally recognize taxable ordinary income when he or she receives the award or if the award is subject to a substantial risk of forfeiture or a performance condition, when the substantial risk of forfeiture lapses or the performance condition is satisfied. The Corporation generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

COMPLIANCE WITH SECTION 162(m) OF THE CODE. Section 162(m) of the Code denies an income tax deduction to an employer for certain compensation in excess of $1,000,000 per year paid by a publicly-traded corporation to a "covered employee" defined by Section 162(m) of the Code as the corporation’s chief executive officer and the three other highest paid executive officers (excluding the chief financial officer, if otherwise applicable) at the end of such year. Compensation realized with respect to stock options and SARs awarded under the 2014 Plan, including upon exercise of a nonqualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the 2014 Plan be approved by the Corporation’s stockholders at the Annual Meeting. In addition, other types of awards under the 2014 Plan may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m) of the Code. To satisfy the requirements that apply to "performance-based" compensation, those performance measures must be approved by our current stockholders, and approval of the 2014 Plan at the Annual Meeting will also constitute approval of those measures.

SECTION 409A. To the extent any provisions of the 2014 Plan or awards granted thereunder are subject to the provisions of Section 409A of the Code, the Corporation and the Committee intend to interpret and administer such provision and awards in compliance with Section 409A. The Committee has the authority to amend outstanding awards to comply with Section 409A or to qualify for an exemption from Section 409A.

NEW 2014 PLAN BENEFITS. No awards have been granted yet under the 2014 Plan. The Committee will grant future awards at its discretion. The Committee cannot determine the number of awards that may be granted in the future.

REGISTRATION WITH THE SEC. The Corporation intend to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the 2014 Plan with the SEC pursuant to the Securities Act as soon as practicable after approval of the 2014 Plan by our stockholders.

VOTE REQUIRED

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the 2014 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2014 PLAN, INCLUDING THE MATERIAL TERMS OF THE 2014 PLAN, THE PERFORMANCE MEASURES UNDER WHICH CERTAIN AWARDS MAY BE GRANTED AND THE INDIVIDUAL LIMITS FOR SECTION 162(M) PURPOSES.

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 11, 2014 the Audit Committee appointed the firm of KPMG, LLP to serve as the Corporation’s independent registered public accounting firm for the calendar year ending December 31, 2014. Although stockholder ratification is not required, the Board has determined that it would be desirable to request an expression from the stockholders as to whether or not they concur with this appointment.
The Corporation has been advised by KPMG, LLP that they do not have any direct financial interest or any material indirect financial interest in the Corporation or any of its subsidiaries, and does not have any connection with the Corporation or its subsidiaries in a capacity of promoter, underwriter, voting trustee, Director, Officer or employee.
PricewaterhouseCoopers LLP, including Coopers & Lybrand LLP prior to its merger with Price Waterhouse LLP, served as auditors of the Corporation and its subsidiaries from year to year since 1972 and was responsible for the Corporation's audit for the calendar year ended December 31, 2013. PricewaterhouseCoopers LLP proposes to bill or has billed the Corporation the following amounts for professional services during 2013, 2012 and 2011, all of which PricewaterhouseCoopers LLP has advised were provided at customary rates and terms:

	2013 (2)	2012	2011
Audit Fees:	$6,110,812	$1,416,218	$1,502,139
Audit Related Fees:	$8,144	$8,499	$916,625
Tax Fees:	$36,501	$101,151	$153,052
Subtotal:	$6,155,457	$1,525,868	$2,571,816
All Other Fees and Expenses (1):	—	$90,181	$195,202
TOTAL	$6,155,457	$1,616,049	$2,767,018

(1)	All Other Fees and Expenses for the years ended December 31, 2012 and December 31, 2011 represent advisory services related to a factory site selection in Europe.

(2)	Reflects the estimated fees for the calendar year ended December 31, 2013 audit.
Audit fees for the years ended December 31, 2013, 2012 and 2011, respectively, were for professional services rendered for the audits of the consolidated financial statements on the effectiveness of internal controls over financial reporting of the Corporation, as well as for statutory audits of certain foreign subsidiaries. Fees also include out-of-pocket and other expenses.
Audit Related Fees for the years ended December 31, 2013, 2012 and 2011 were for assurance and related services, including services provided to the Corporation for the acquisitions of Woods/Tisco and PBL in 2011.
Tax Fees for the years ended December 31, 2013, 2012 and 2011, respectively, were for services related to tax compliance, including preparation of tax returns and claims for refund, and tax planning.
The Audit Committee of the Board, pursuant to its pre-approval policies and procedures for audit and non-audit services, approved in advance all non-audit services rendered by PricewaterhouseCoopers LLP during 2013 and concluded that such services did not affect the independence of the auditors. Please also refer to the Audit Committee Report above.
Representatives of PricewaterhouseCoopers LLP (in person or by telephonic conference) and of the Audit Committee of the Board (in person or by telephonic conference) will be present at the Meeting and will have the opportunity to make a statement if they desire to do so. Those representatives will also be available to respond to appropriate questions.
RECOMMENDATION OF THE BOARD OF DIRECTORS:
THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CORPORATION FOR THE 2014 CALENDAR YEAR. IF THE STOCKHOLDERS DO NOT RATIFY THE APPOINTMENT OF KPMG, LLP BY A MAJORITY OF VOTES CAST, THE BOARD WILL RECONSIDER THE APPOINTMENT.

STOCKHOLDERS’ AND OTHER INTERESTED PARTIES’ COMMUNICATIONS WITH BOARD OF DIRECTORS
Stockholders and other interested parties interested in communicating information or inquiries to the Board, its Committees or any specific Director should do so by submitting a written communication to:
Board of Directors
Blount International, Inc.
4909 SE International Way
Portland, Oregon 97222
To the Attention of: General Counsel
The General Counsel will open and read the written submission only to confirm that it relates to the business of the Corporation, and, if so, will send the communication in its entirety to the Chairman of the Board (or to the addressee specified, if any) without comment. Any such communication should include the stockholder’s or other party’s name, address, other contact information and, if applicable, number of shares of the Corporation’s common stock owned.
STOCKHOLDERS’ PROPOSALS FOR 2014 ANNUAL MEETING
Stockholders may present proposals that are proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meeting of Stockholders in 2015. In order to be considered, proposals must be submitted on a timely basis. Stockholder proposals intended for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporation no later than December 24, 2014. Stockholder proposals for consideration at the Annual Meeting of Stockholders in 2015 that are made outside of Rule 14a-8 (or any other proxy access rule providing a notice period) under the Exchange Act must comply with the requirements of Article II, Section 7 of the Corporation’s Bylaws, as amended, and must be received no earlier than January 23, 2015 and no later than February 22, 2015. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Corporation. Stockholder proposals may be subject to additional notice requirements under any proxy access rules adopted by the SEC subsequent to the date of this Proxy Statement.
GENERAL INFORMATION
The expenses of soliciting proxies will be paid by the Corporation. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy soliciting materials to beneficial owners of the Corporation’s common stock, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

By Order of the Board of Directors,

/s/ Chad E. Paulson ___________________
Chad E. Paulson Vice President, General Counsel and Secretary
Portland, Oregon
May 21, 2014

BLOUNT INTERNATIONAL

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two other voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 20, 2014.

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Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Robert E. Beasley, Jr.	☐	☐	02 - Ronald Cami	☐	☐	03 - Andrew C. Clarke	☐	☐
04 - Joshua L. Collins	☐	☐	05 - Nelda J. Connors	☐	☐	06 - E. Daniel James	☐	☐
07 - Harold E. Layman	☐	☐	08 - Daniel J. Obringer	☐	☐	09 - David A. Willmott	☐	☐

+

Proposal	For	Against	Abstain
2. To pass as an advisory vote a resolution approving certain executive compensation.	☐	☐	☐
3. To consider and act upon a proposal to approve the Blount International, Inc. 2014 Equity Incentive Plan.	☐	☐	☐
4. To consider and act upon a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2014	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

93CV 1943801

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

01TXKD

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Corporation that require your immediate attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,
Blount International, Inc.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Blount International, Inc.

4909 SE International Way
Portland, Oregon 97222

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on June 20, 2014

The undersigned, revoking previous proxies, if any, relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 21, 2014 in connection with the Annual Meeting of Stockholders to be held at 10:00 A.M., P.D.T., on Friday, June 20, 2014, in The Cottonwood Room, 3901 SE Naef Road, Milwaukie, OR 97267, and hereby appoints HOLLY TAFT and CHAD E. PAULSON, or either one of them acting in the absence of the other, the proxies of the undersigned, with power of substitution to each, to represent and vote, as designated on the reverse side, all shares of Common Stock of Blount International, Inc. registered in the name provided herein as of April 29, 2014 that the undersigned is entitled to vote at the 2014 Annual Meeting of Stockholders, and at any adjournment thereof, with all powers the undersigned would have if personally present, including without limitation the right to transact such other business as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL THE NOMINEES LISTED AND "FOR" PROPOSALS 2, 3 AND 4.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

Exhibit A-1

BLOUNT INTERNATIONAL, INC.
2014 EQUITY INCENTIVE PLAN

		Page
ARTICLE 1 - GENERAL PROVISIONS		1
1.1	Establishment and Purposes of Plan	1
1.2	Types of Awards	1
1.3	Effective Date	1
ARTICLE 2 - DEFINITIONS		1
ARTICLE 3 - ADMINISTRATION		7
3.1	General	7
3.2	Authority of the Committee	7
3.3	Delegation of Authority	8
3.4	Award Agreements	8
3.5	Authority To Vary Terms	9
3.6	Indemnification	9
ARTICLE 4 - SHARES SUBJECT TO THE PLAN		9
4.1	Number of Shares	9
4.2	Individual Limits	11
4.3	Adjustment of Shares	11
ARTICLE 5 - STOCK OPTIONS		12
5.1	Grant of Options	12
5.2	Agreement	12
5.3	Duration of Options	13
5.4	Exercise of Options	13
5.6	Payment	13
5.7	Nontransferability of Options	13
5.8	Purchased Options	13
5.9	Special Rules for ISOs	14
ARTICLE 6 - STOCK APPRECIATION RIGHTS		14
6.1	Grant of SARs	14
6.2	Tandem SARs	14
6.3	Payment	15
ARTICLE 7 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS		14
7.1	Grant of Restricted Stock	15
7.2	Nontransferability	14
7.3	Certificates	15
7.4	Dividends and Other Distributions	16
ARTICLE 8 - PERFORMANCE SHARES AND UNITS		16
8.1	Grant of Performance Shares/Units	16
8.2	Value of Performance Shares/Units	16
8.3	Earning of Performance Shares/Units	16
8.4	Form and Timing of Payment of Performance Shares/Units	16
8.5	Dividends and Other Distributions	17
8.6	Nontransferability	17
ARTICLE 9 - OTHER STOCK AWARDS		17
ARTICLE 10 - PERFORMANCE MEASURES		17
ARTICLE 11 - BENEFICIARY DESIGNATION		18
ARTICLE 12 - DEFERRALS		18

BLOUNT INTERNATIONAL, INC.
2014 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL PROVISIONS

1.1    Establishment and Purposes of Plan. Blount International, Inc., a Delaware corporation (the “Corporation”), hereby establishes an equity incentive plan to be known as the “Blount International, Inc. 2014 Equity Incentive Plan” (the “Plan”). The objectives of the Plan are (i) to provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Corporation and its affiliates; and (ii) to attract, motivate and retain employees, directors, consultants and other persons who perform services for the Corporation by providing compensation opportunities that are competitive with other companies; and (iii) to align the long-term financial interests of employees’ and other Eligible Participants with those of the Corporation’s stockholders.

1.2    Types of Awards. Awards under the Plan may be made to Eligible Participants who are Employees in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Restricted Stock Units, (vi) Performance Shares, (vii) Performance Units, (viii) Other Stock Awards, or (ix) any combination of the foregoing. Awards under the Plan may be made to Eligible Participants who are not employees in the form of (i) Nonqualified Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and (iv) Restricted Stock Units, or (v) any combination of the foregoing.

1.3    Effective Date. This Plan will become effective on the date it is approved by the Company’s stockholders (the “Effective Date”), and shall remain in effect as provided in Article 15.

ARTICLE 2 - DEFINITIONS
Except where the context otherwise indicates, the following definitions apply:
2.1    “Agreement” means the written agreement evidencing an Award granted to the Participant under the Plan.
2.2    “Award” means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Other Stock Award or combination of these.
2.3    “Board” means the Board of Directors of the Corporation.
2.4    “Cause” means “Cause”, as defined in the Participant’s Employment Agreement, or if such agreement does not define Cause or the Participant does not have an Employment Agreement, “Cause” means, unless provided otherwise in the Employment Agreement, the involuntary termination of a Participant by the Corporation for any of the following reasons: (a) as a result of an act or acts by the Participant which have been found in an applicable court of law to constitute a felony (other than traffic-related offenses); (b) as a result of one or more acts by a Participant which in the good faith judgment of the Board are believed to be in violation of law or of policies of the Corporation and which result in demonstrably material injury to the Corporation; (c) as result of an act or acts of proven dishonesty by the Participant resulting or intended to result directly or indirectly in significant gain or personal enrichment to the Participant at the expense of the Corporation or public shareholders of the Corporation; or (d) upon the willful and continued failure by the Participant to perform his duties with the Corporation (other than any such failure resulting from incapacity due to mental or physical illness not constituting a Disability), after a demand in writing for substantial performance is delivered by the Corporation, which demand specifically identifies the manner in which the Corporation believes that the Participant has not substantially performed his duties. For purposes of this Plan, no act or failure to act by the Participant shall be deemed to be “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Corporation. The determination of “Cause” shall be made by the Committee based upon the information provided to it.
2.5    “Change in Control” means any of the following events:

(a)    the acquisition, directly or indirectly, by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), of securities of the Corporation representing an aggregate of more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding securities (excluding the acquisition by persons who own such amount of securities on the Effective Date); or
(b)    during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or
(c)    consummation of (i) a merger, consolidation or other business combination of the Corporation with any other “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the Corporation, or such surviving entity or parent of affiliate thereof, outstanding immediately after such merger, consolidation or business combination, or (ii) a plan of complete liquidation of the Corporation or consummation of the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets;
(d)    a sale of more than 50% of the assets of the Corporation.
Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation that is subject to the rules under Section 409A becomes payable under this Plan by reason of a Change in Control (as opposed to another event, such as a separation from service), such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Corporation or a change in the ownership of a substantial portion of the assets of the Corporation within the meaning of Section 409A. Other rights of a Participant related to a Change in Control, such as vesting, shall not be affected by the limitations of this paragraph.
2.6    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.
2.7    “Committee” means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board to administer this Plan pursuant to Article 3 of the Plan. To the extent required by applicable law, if any member of the Committee does not qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Act, and (ii) an “outside director” within the meaning of Code Section 162(m), a subcommittee of the Committee shall be appointed to grant Awards to Named Executive Officers and to officers who are subject to Section 16 of the Act, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.
2.8    “Corporation” means Blount International, Inc., a Delaware corporation, and its successors and assigns.

2.9    “Director” means any individual who is a member of the Board of Directors of the Corporation; provided, however, that any Director who is employed by the Corporation or any Employer shall not be considered a Director, but instead shall be considered an employee for purposes of the Plan.
2.10    “Disability” means, (i) with respect to a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any), the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of six (6) months or more. For a Director, Disability shall mean the inability of the Director to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of six (6) months or more. The determination of Disability shall be made by the Committee based upon the information provided to it and, to the extent applicable, consistent with the requirements of Section 409A.
2.11    “Effective Date” of the Plan shall have the meaning ascribed to such term in Section 1.3 hereof.
2.12    “Eligible Participant” means an employee of the Employer (including an officer), as well as any other person, including a Director and a consultant or other person who provides bona fide services to the Employer, as shall be determined by the Committee.
2.13    “Employer” means the Corporation and any entity during any period that it is a “parent corporation” or a “subsidiary corporation” with respect to the Corporation within the meaning of Code Sections 424(e) and 424(f). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Corporation shall be authorized to act on behalf of all other entities included within the definition of “Employer.”
2.14    “Employment Agreement” means with respect to a Participant who is an employee, the written agreement between the Corporation or a Subsidiary and the employee providing for the terms of such employee’s employment with the Corporation or a Subsidiary, as it may be amended from time to time.
2.15    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.
2.16    “Fair Market Value” means the fair market value of a Share, as determined in good faith by the Committee, as follows:
(a)    If the Shares are listed on the New York Stock Exchange (NYSE) on the given date, Fair Market Value on such date shall be the closing price for a Share on the NYSE on such date, or if no sale was reported on such date, on the last preceding day on which a sale was reported on the NYSE;
(b)    if the Shares are listed on a national or regional securities exchange other than the NYSE on the given date, Fair Market Value on such date shall be the closing price for a Share on the securities exchange on such date or, if no sale was reported on such date, on the last preceding day on which a sale was reported on such exchange; or

(c)    if neither (a) nor (b) applies on the given date, the fair market value of a Share on that date shall be determined in good faith by the Committee.
For purposes of subsection (b) above, if Shares are not traded on the NYSE but they are traded on more than one securities exchange on the given date, then the following exchange shall be referenced to determine Fair Market Value: (i) the NASDAQ, or (ii) if shares are not traded on the NASDAQ, the largest exchange on which Shares are traded.

Notwithstanding the foregoing, (i) in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code section 409A; and (ii) in the case of an Option that is intended to qualify as an ISO under Code section 422 or an Award that is intended to qualify as performance-based compensation under Code section 162(m), Fair Market Value shall be determined by the Committee in accordance with the requirements of Code section 422 or Code section 162(m), as applicable.

2.17    “Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is intended to meet the requirements of Section 422 of the Code.
2.18    “Insider” shall mean, to the extent such provisions are applicable, an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Act.
2.19    “Named Executive Officer” means, to the extent such provisions are applicable, a Participant who is one of the group of “covered employees” as defined in the regulations promulgated or other guidance issued under Code Section 162(m), as determined by the Committee.
2.20    “Net-Exercise” means a procedure by which the Participant will be issued a number of whole Shares upon the exercise of an Option determined in accordance with the following formula:
N = X(A-B)/A, where
“N” = the number of Shares to be issued to the Participant upon exercise of the Option;
“X” = the total number of Shares with respect to which the Participant has elected to exercise the Option;
“A” = the Fair Market Value of one (1) Share determined on the exercise date; and
“B” = the exercise price per Share (as defined in the Participant’s Award Agreement).
2.21    “Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is not intended to meet the requirements of Section 422 of the Code.
2.22    “Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.
2.23    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.24    “Other Stock Award” means any form of equity-based or equity-related award, other than an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock, or Performance Unit, that is granted pursuant to Article 9.

2.25    “Participant” means an Eligible Participant to whom an Award has been granted.
2.26    “Performance Measures” means the performance measures set forth in Article 10 which are used for performance-based Awards to Participants, including Named Executive Officers.
2.27    “Performance Share” means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but, if applicable, not later than the time permitted by Code Section 162(m) in the case of a Named Executive Officer, unless the Committee determines that compliance with Code Section 162(m) is not required or desirable.
2.28    “Performance Unit” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of cash or Shares, or any combination thereof, as determined by the Committee, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code Section 162(m) in the case of a Named Executive Officer, unless the Committee does not intend for such Award to comply with Code Section 162(m).
2.29    “Permitted Transferee” means any members of the immediate family of the Participant (i.e., spouse, children, and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members. Appropriate evidence of any transfer to the Permitted Transferees shall be delivered to the Corporation at its principal executive office. If all or part of an Option is transferred to a Permitted Transferee, the Permitted Transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the Option as the Participant.
2.30    “Plan” means the Blount International, Inc. 2014 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.
2.31    “2006 Plan” means the Blount International, Inc. 2006 Equity Incentive Plan, as amended.
2.32    “Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restrictions and conditions, including performance conditions, as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any dividends or distributions with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.33    “Restricted Stock Units” or “RSUs” means a right granted under Section 7 of the Plan, subject to such restrictions and conditions as determined by the Committee, to receive a number of Shares or a cash payment for each such Share equal to the Fair Market Value of a Share on a specified date.
2.34    “Restriction Period” means the period commencing on the date an Award of Restricted Stock or Restricted Stock Units is granted and ending on such date as the Committee shall determine.
2.35     “Retirement” means, unless the Agreement provides otherwise, “Retirement” as defined in the Participant’s Employment Agreement or, if such agreement does not define such term or the Participant does not have an Employment Agreement, “Retirement” means termination of employment (other than an involuntary termination for Cause) at any time (i) on or after attainment of age 55 and completion of 10 years of service, or (ii) on or after attainment of age 65, provided that for an Award subject to Section 409A, only subsection (ii) shall apply.
2.36    “Section 409A” means Section 409A of the Code and the regulations and rulings thereunder.
2.37    “Share” means one share of common stock, par value $0.01 per share, of the Corporation, and as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan.
2.38    “Stock Appreciation Right” or “SAR” means an Award granted under Article 6 of the Plan that provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified exercise price.

ARTICLE 3 - ADMINISTRATION

3.1    General. This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members, or to officers of the Corporation, such of its powers as it deems appropriate.

3.2    Authority of the Committee.
(a)    The Committee shall have the exclusive discretionary right to interpret, construe and administer the Plan, to select the Eligible Participants who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including, without limitation, the determination of the number of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Stock Awards subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.
(b)    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.
(c)    In the event the Corporation shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.
(d)    All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Corporation, its shareholders, Participants, Eligible Participants and their estates, beneficiaries and successors.
(e)    No Award to a Participant may be repriced, replaced, regranted through cancellation, or modified for such Participant without stockholder approval (except for adjustments provided for in Section 4.3), if the effect would be to reduce the exercise price for such Participant for the Shares underlying such Award. Further, the Committee may not, without stockholder approval, cancel an outstanding Option at a time when the Fair Market Value of the Shares covered by the Option is less than the exercise price of the Option for the purpose of granting a replacement Award of a different type.

3.3    Delegation of Authority. Except with respect to Named Executive Officers and Insiders (to the extent such rules are applicable), the Committee may, at any time and from time to time, delegate to one or more persons any or all of its authority under Section 3.2, to the full extent permitted by law.

3.4    Award Agreements. Each Award granted under the Plan shall be evidenced by a written Agreement, or such other form or forms, including electronic media, as the Committee may approve from time to time. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Agreement in order for the Award to be effective.

3.5    Authority To Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

3.6    Indemnification. In addition to such other rights of indemnification as they may have as directors, officers or as members of the Committee, directors and officers of the Corporation and the members of the Committee shall be indemnified by the Corporation against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Corporation, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the director, officer or Committee member has been grossly negligent or engaged in willful misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a director, officer or Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

ARTICLE 4 - SHARES SUBJECT TO THE PLAN

4.1    Number of Shares. (a) Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which are available for issuance pursuant to Awards under the Plan is 4,726,363 Shares, plus the number of Shares subject to outstanding grants under the 2006 Plan that are later forfeited or expire in accordance with the terms of such grants. The number of Incentive Stock Options that may be issued under the Plan is up to 1,500,000. Shares to be issued under the Plan shall be made available from Shares currently authorized but unissued or Shares currently held (or subsequently acquired) by the Corporation as treasury shares, including Shares purchased in the open market or in private transactions. Upon approval of this Plan by the stockholders of the Corporation on July 20, 2014, no further grants will be made under the 2006 Plan. Awards made under the 2006 Plan will remain outstanding in accordance with their terms.
(b)    The following rules shall apply for purposes of determining the number of Shares available for issuance under the Plan:
(i)    Each Option shall be counted as one Share subject to an Award and deducted from the Award pool.
(ii)    Each share of Restricted Stock, each Restricted Stock Unit that may be settled in Shares and each Other Stock Award that may be settled in Shares shall be counted as one Share subject to an Award and deducted from the Award pool. Restricted Stock Units and Other Stock Awards that may not be settled in Shares shall not result in a deduction from the Award pool.
(iii)    Each Performance Share that may be settled in Shares shall be counted as one Share subject to an Award, based on the number of Shares that would be paid under the Performance Share for achievement of target performance, and deducted from the Award pool. Each Performance Unit that may be settled in Shares shall be counted as a number of Shares subject to an Award, based on the number of Shares that would be paid under the Performance Unit for achievement of target performance, with the number determined by dividing the value of the Performance Unit at the time of grant by the Fair Market Value of a Share at the time of grant, and this number shall be deducted from the Award pool. In both cases, in the event that the Award is later settled based on above-target performance, the number of Shares corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, shall be deducted from the Award pool at the time of such settlement; in the event that the Award is later settled upon below-target performance, the number of Shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, shall be added back to the Award pool. Performance Shares and Performance Units that may not be settled in Shares shall not result in a deduction from the Award pool.
(iv)    Each Stock Appreciation Right that may be settled in Shares shall be counted as one Share subject to an Award and deducted from the Award pool. Stock Appreciation Rights that may not be settled in Shares shall not result in a deduction from the Award pool.
(v)    If, for any reason, any Shares awarded or subject to issuance under the Plan are not issued, or are reacquired by the Company from the Participant or the Participant’s transferee, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Restricted Stock Unit or the termination, expiration or cancellation of an Option, Stock Appreciation Right, Performance Share or Performance Unit or the settlement of an Award in cash in lieu of Shares, such Shares shall again be available for issuance pursuant to an Award under the Plan and shall be added back to the Award pool. In addition, if the tax withholding obligation, exercise price or purchase price under an Award is satisfied by the Company retaining Shares that otherwise would have been issued in settlement of the Award or by Shares tendered by the Participant (either by actual delivery or attestation), the number of Shares so retained or tendered shall again be available for issuance pursuant to an Award under this Plan and shall be added back to the Award pool.

4.2    Individual Limits. Subject to adjustment as provided in Section 4.3, and except to the extent the Committee determines that an Award to a Named Executive Officer shall not comply with the performance-based compensation provisions of Code Section 162(m), the following rules shall apply to Awards under the Plan:
(a)    Options and SARs. The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be Seven Hundred Fifty Thousand (750,000).
(b)    Restricted Stock and Restricted Stock Units. The maximum number of Shares of Restricted Stock and Restricted Stock Units that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be Two Hundred Thousand (200,000) Shares and Units.
(c)    Performance Shares and Performance Units. The maximum number of Performance Shares and Performance Units (valued as of the grant date) that, in the aggregate, may be granted in any one fiscal year to any one Participant shall equal Two Hundred Thousand (200,000) Shares and One Million Dollars ($1,000,000) for the maximum cash value. This limitation shall be applied based on the maximum amount that could be paid under the Award of Performance Shares and Performance Units.
(d)    Other Stock Awards. The maximum number of Other Stock Awards (valued as of the grant date) that, in the aggregate, may be granted in any one fiscal year to any one Participant shall equal Two Hundred Thousand (200,000) Shares and One Million Dollars ($1,000,000). This limitation shall be applied based on the maximum amount that could be paid under each Other Stock Award.

4.3    Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Corporation or sale or other disposition by the Corporation of all or a portion of its assets, any other change in the Corporation’s corporate structure, or any distribution to stockholders (other than an ordinary cash dividend) results in the outstanding Shares, or any securities exchanged therefore or received in their place, being exchanged for a different number or class of shares or other securities of the Corporation, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Corporation or of any other corporation being received by the holders of outstanding Shares; then the Committee shall make equitable adjustments, as it determines are necessary and appropriate, in:
(a)    the number and class of stock or other securities that comprise the Award pool as set forth in Section 4.1;
(b)    the limitations on the aggregate number of Awards that may be granted in any one fiscal year to any one Participant as set forth in Section 4.2;
(c)    the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under outstanding Awards;

(d)    the Option exercise price under outstanding Options, the SAR exercise price under outstanding Stock Appreciation Rights and the number of Shares to be transferred in settlement of outstanding Options and Stock Appreciation Rights; and
(e)    the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Shares.
It is intended that, if possible, any adjustments contemplated above shall be made in a manner that satisfies applicable legal requirements, as well as applicable requirements with respect to taxation (including, without limitation and as applicable in the circumstances, Code Section 424, Code Section 409A, and Code Section 162(m)) and accounting (so as to not trigger any charge to earnings with respect to such adjustment).
Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive and binding on all persons

ARTICLE 5 - STOCK OPTIONS

5.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an Employee may be granted ISOs.

5.2    Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

5.3    Option Price. The Option Price for each grant of an ISO or NQSO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.
5.4    Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date.

5.5    Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Corporation or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control of the Corporation or upon the occurrence of other events as specified in the Agreement.
5.6    Payment. Options shall be exercised by the delivery of a notice of exercise to the Corporation through such electronic, written or other means as may be established by the Corporation, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Corporation in full, either: (a) in cash, (b) cash equivalent approved by the Committee, (c) by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), (d) by delivery of a properly executed notice electing a Net Exercise, or (e) by any combination of the foregoing. The Committee also may allow cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.
5.7    Nontransferability of Options.
(a)    Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
(b)    Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement with respect to transfers to Permitted Transferees (any such transfers being subject to applicable laws, rules and regulations), no NQSO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant.
5.8    Purchased Options. The Committee shall also have the authority to grant Options to Participants in exchange for a stated purchase price for such Option (which may be payable by the Participant directly or, at the election of the Participant, may be offset from bonus or other amounts owed to the Participant by the Corporation).

5.9    Special Rules for ISOs. In no event shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Corporation possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000).

ARTICLE 6 - STOCK APPRECIATION RIGHTS
6.1    Grant of SARs. A Stock Appreciation Right (SAR)may be granted to an eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A SAR shall entitle the holder, within the specified period (which may not exceed 10 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the exercise price, times the number of Shares with respect to which the SAR is exercised. The exercise price for a SAR shall not be less than 100% of the Fair Market

Value of a Share on the date the SAR is granted. Except with respect to a Tandem SAR, SARs granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to continuing employment, which need not be the same for each grant or each Participant. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option price per Share, times the number of Shares under the Option, or portion thereof, which is surrendered. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control or upon the occurrence of other events specified in the Agreement. SARs shall not be transferable and shall be subject to the same transferability restrictions as Incentive Stock Options.
6.2    Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of SARs related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs , the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed. Upon exercise of a Tandem SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered.
6.2    Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of SARs related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs , the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed. Upon exercise of a Tandem SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered.

ARTICLE 7 -	RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock Awards and Restricted Stock Unit Awards may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Awards of Restricted Stock/Units may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock, deferred grants of Restricted Stock or Restricted Stock Units.
7.2    Nontransferability. Except as otherwise provided in this Article 7 or an Agreement, Restricted Stock and Restricted Stock Units may not be sold, exchanged, transferred, pledged, or otherwise alienated or hypothecated or otherwise disposed of during the Restriction Period or, in the case of Restricted Stock Units, until the date of delivery of Shares or other payment with respect to the Restricted Stock Units (other than by will or by the laws of descent and distribution). Further, except as otherwise provided in the applicable Agreement, a Participant’s rights with respect to Shares of Restricted Stock or Restricted Stock Units shall be available during the Participant’s lifetime only to the Participant or the Participant’s legal representative.
7.3    Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either be held in custody by the

Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant.
7.4    Dividends and Other Distributions. Except as provided in this Article 7 or in the Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a stockholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions on vesting as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant and held pending and subject to the same restrictions on vesting as the underlying Award. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units only to the extent provided in the Agreement relating to the Award.
ARTICLE 8 - PERFORMANCE SHARES AND UNITS
8.1    Grant of Performance Shares/Units. Subject to the terms and provisions of the Plan, Performance Shares and Performance Units may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
8.2    Value of Performance Shares/Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Units or both, as applicable, that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.” The Committee may, but is not obligated to, set such performance goals by reference to the performance measures set forth in Article 10.
8.3    Earning of Performance Shares/Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of the Performance Shares/Units shall be entitled to receive a payout of the number and value of Performance Shares/Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved and any applicable non-performance terms have been met.
8.4    Form and Timing of Payment of Performance Shares/Units. Subject to the terms of this Plan and the applicable Agreement, the Committee, in its sole discretion, may pay earned Performance Shares/Units in the form of cash or Shares (or a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Shares/Units at the close of the applicable Performance Period. Any such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Agreement pertaining to the grant of the Award.
8.5    Dividends and Other Distributions. A Participant receiving a Performance Share/Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Performance Shares/Units only to the extent provided in the Agreement relating to the Award. Any rights to dividend equivalents on Performance Shares/Units shall be subject to the same restrictions on vesting and payment as the underlying Award.
8.6    Nontransferability. Except as otherwise provided in this Article 8 or the applicable Agreement, Performance Shares/Units may not be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
ARTICLE 9 - OTHER STOCK AWARDS
The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not otherwise specifically provided for in the Plan that the Committee determines to be consistent with the purpose of the Plan and the interests of the Corporation. The Other Stock Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination of the foregoing. Notwithstanding the foregoing, where the value of an Other Stock Award is based on the difference in the value of a Share at different points in time, the grant or exercise price will not be less than 100% of the Fair Market Value of the Shares on the date of grant, unless the Other Stock Award is granted in replacement for an award previously granted by an entity that is assumed by the Corporation in a business combination, provided that the Committee determines that the Other Stock Award preserves the economic benefit of the replaced award.
ARTICLE 10 - PERFORMANCE MEASURES
The Committee may, in its discretion, include performance conditions in any Award. The Performance Measure(s) to be used for purposes of Awards under the Plan shall be chosen from among the following (which may relate to the Corporation or a business unit, division or subsidiary): earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, return on incremental equity, total shareholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, revenues per employee, stock price, cost goals, budget goals, growth expansion goals, or goals related to acquisitions or divestitures. The Committee can establish other Performance Measures for Performance Awards that are not intended to qualify as performance-based compensation under Code Section 162(m). To the extent required to comply with the requirements of Code Section 162(m), the Corporation will submit the Performance Measures for shareholder approval.
The Committee may in determining whether performance targets have been met adjust the Corporation’s financial results to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, stock dividends, stock splits, recapitalizations or other changes in the capital structure of the Corporation, reorganizations, restructurings, reductions in force, currency fluctuations or changes in accounting, which are distortive of results for the year (either on a segment or consolidated basis); provided, that for purposes of determining whether the performance targets have been met for an Award to the Chief Executive Officer (and such other Participants as the Committee may determine) that are intended to qualify as performance-based compensation under Code Section 162(m), the Committee shall exclude unusual items whose exclusion has the effect of increasing relative performance if such items constitute “extraordinary items” under generally accepted accounting principles or are unusual events or items. In addition, the Committee will adjust its calculations to exclude the unanticipated effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto. The Committee shall retain the discretion to adjust Awards upward or downward, subject, where applicable, to the limitations of Section 162(m).

ARTICLE 11 - BENEFICIARY DESIGNATION
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
ARTICLE 12 - DEFERRALS
12.1    Deferral Arrangements. The Committee may permit or require a Participant to defer under this Plan or to a separate deferred compensation arrangement of the Corporation such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant pursuant to an Award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.
12.2    Section 409A Compliance. The Plan shall at all times be interpreted and operated in compliance with the requirements of Section 409A. Any action that may be taken (and, to the extent possible, any action actually taken) by the Corporation or the Committee shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A or would result in a “plan failure” under Section 409A. Any provision in the Plan that is determined to violate the requirements of Section 409A or that would result in a “plan failure” under Section 409A shall be void and without effect. In addition, any provision that is required to appear in the Plan in accordance with Section 409A that is not expressly set forth herein shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision were expressly set forth. The Corporation and the Committee shall have the authority to delay the commencement of all or a part of the payments to a Participant under the Plan if the Participant is a “key employee” of the Corporation (as determined by the Corporation in accordance with procedures established by the Corporation that are consistent with Section 409A) to a date which is six months after the date of Participant’s separation from service (and on such date the payments that would otherwise have been made during such six-month period shall be made), but only to the extent such delay is required under the provisions of Section 409A to avoid imposition of additional income and other taxes, provided that the Corporation and the Committee will take into account any transitional rules and exemption rules available under Section 409A.
ARTICLE 13 - WITHHOLDING
13.1    Tax Withholding. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
13.2    Share Withholding. With respect to withholding required upon the exercise of Options or stock-settled SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Corporation withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 14 - FOREIGN EMPLOYEES
In order to facilitate the making of any grant of Awards under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Corporation or any Employer outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, which special terms may be contained in an Appendix attached hereto. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.
ARTICLE 15 - AMENDMENT AND TERMINATION
15.1    Amendment of Plan. The Committee may at any time terminate or from time to time amend the Plan in its discretion in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. To the extent required by Code Section 162(m) or Section 422 and/or the rules of the New York Stock Exchange or any exchange upon which the Corporation lists the shares for trading or other applicable law, rule or regulation, no amendment shall be effective unless approved by the stockholders of the Corporation at an annual or special meeting.
15.2    Amendment of Award Agreement; Repricing. The Committee may, at any time, in its discretion amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Section 15.4, if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, in its discretion amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Notwithstanding the above provision, the Committee shall not have the authority to decrease the Option Price of any outstanding Option, except in accordance with Section 4.3 or unless such an amendment is approved by the stockholders of the Corporation.
15.3    Termination of Plan. No Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date, the date the stockholders of the Corporation approved the Plan.
15.4    Recoupment of Compensation or Cancellation of Awards. Awards under the Plan shall be subject to any policy of recoupment of compensation adopted or amended from time to time by the Board or the Committee, including, without limitation, any policy it deems necessary or desirable to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (providing for recovery of erroneously awarded compensation), Section 304 of the Sarbanes-Oxley Act of 2002 (providing for forfeiture of certain bonuses and profits), and any implementing rules and regulations of the U.S. Securities and Exchange Commission and applicable listing standards of a national securities exchange adopted in accordance with either of these Acts which policy is incorporated into this Plan, the Awards and the Agreements. The Committee may provide in the Agreement that if a Participant engages in any “detrimental activity” (as defined in the Agreement), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award and require the Participant to pay to the Corporation the fair market value of the compensation received by the Participant from the Award.
ARTICLE 16 - MISCELLANEOUS PROVISIONS
16.1    Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation or Committee.
Notwithstanding any other provision of the Plan, the Corporation shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.
16.2    No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a Director thereof, or interfere in any way with the right of the Employer to terminate the Participant’s employment or other service relationship for any reason at any time. Unless agreed by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. Awards under the Plan are not part of the normal or expected compensation of the Participant, for any purpose, including without limitation for purposes of calculating any benefits, severance, resignation, termination, redundancy, end of service payment, bonuses, long-service awards, pension or retirement benefits or similar payments, and Participants will have no entitlement to compensation or damages as a consequence of Participant’s forfeiture of any unvested portion of any Award as a result of the termination of Participant’s employment by the Corporation or any Subsidiary for any reason. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall, except as otherwise provided by the Committee, be an unfunded and unsecured obligation of the Corporation and a Participant’s rights shall be no greater than the right of an unsecured general creditor of the Corporation.
16.3    Data Privacy; Transfer of Data. By accepting an Award, a Participant (a) explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of any of Participant’s personal data that is necessary to facilitate the implementation, administration and management of the Award and the Plan, (b) understands that the Corporation and any Subsidiary may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, and details of all Awards or entitlements to Shares granted to Participant under the Plan or otherwise (“Data”), (c) understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the Shares issued with respect to an Award may be deposited, and that these recipients may be located in Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country; (d) waives any data privacy rights Participant may have with respect to the Data; and (e) authorizes the Corporation and any Subsidiary and its agents to store and transmit such information in electronic form.

16.4    Compliance with Laws.
(a)    At all times when the Committee determines that compliance with Code Section 162(m) is required or desirable, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article 15, make any adjustments it deems appropriate.
(b)    The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.
16.5    Successors. The terms of the Plan shall be binding upon the Corporation, and its successors and assigns (whether by purchase, merger, consolidation or otherwise).
16.6    Tax Elections. Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code Section 83(b) or any similar provision thereof.
16.7    Legal Construction.
(a)    Severability. If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.
(b)    Gender and Number. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.
(c)    Governing Law. To the extent not preempted by federal law, the Plan and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.
16.8    Retirement And Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards shall be included as “compensation” for purposes of computing the benefits payable to any Participant under the Corporation’s retirement or deferred compensation plans (whether qualified or non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.
IN WITNESS WHEREOF, this Plan is executed as of the 30 day of April, 2014.

BLOUNT INTERNATIONAL, INC. By: /s/ Calvin E. Jenness Calvin E. Jenness Senior Vice President and Chief Financial Officer
ATTEST: By: /s/ Chad E. Paulson Chad E. Paulson Vice President, General Counsel & Secretary